PART II - INFORMATION REQUIRED IN OFFERING CIRCULAR

AN OFFERING STATEMENT PURSUANT TO THE REQUIREMENTS OF REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION"). INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING INVESTORS A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE SALE THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PRELIMINARY OFFERING CIRCULAR

SUBJECT TO COMPLETION, DATED SEPTEMBER 30, 2026

QNETIC CORPORATION

276 5th Avenue, Suite 704-3137

New York, New York 10001

(916) 603-2734

https://qnetic.energy

UP TO CONSISTING OF	10,120,482 SHARES OF NON-VOTING-2 PREFERRED STOCK 8,433,735 SOLD SHARES AND 1,686,747 BONUS SHARES

Qnetic Corporation (hereinafter referred to as "Qnetic," "Company," "Issuer," "we," "us," or "our") is offering up to 8,433,735 shares of Non-Voting-2 Preferred Stock (the "Shares" or the "Securities") at a price of $4.15 per Share, for gross proceeds from the sale of Shares of up to $35,000,000.25 (the "Maximum Offering Amount"). To offset some of the transactional expenses associated with this offering, we will charge each investor a fee equal to 3% of the dollar amount of Shares purchased by the investor (the "Investor Processing Fee"). The minimum investment established for each investor is $502.15 in Shares plus the Investor Processing Fee ($517.21 total). For more information on the securities offered hereby, please see "Securities Being Offered."

Investors who purchase Shares in this offering, will receive additional Shares ("Bonus Shares") as a bonus to their investments. The Company is offering up to 1,686,747 Bonus Shares. The maximum amount of Bonus Shares any investor may receive for any investment is 20%. Bonus Shares are based on aggregate investments. Bonus Shares will be issued as detailed in "Plan of Distribution" herein.

i

The Shares are being offered on a "best efforts" basis and ongoing basis to investors who meet the Investor Qualification standards as set forth herein. The sale of the Shares will commence within two calendar days from the date that the Offering Statement, of which this Offering Circular is part, as amended from time-to-time, is qualified  by the Securities and Exchange Commission (the "SEC" or "Commission"). This offering will terminate on the earlier to occur of: (i) the date subscriptions for the Maximum Offering Amount of Shares have been accepted, (ii) the date which is three years from the date our Offering Statement, including this Offering Circular, as amended, is initially qualified by the SEC, or (iii) any earlier date on which we elect to terminate the offering.

Price of Non-Voting-2 Preferred Stock	Price to Public (1)	Underwriting Discounts and Commissions (2)	Proceeds to Issuer (3)
Per Share	$4.15	$0.19	$3.96
Investor Processing Fee Per Share (2)(4)(5)	$0.1245	$0.0056	$0.1189
Investor Processing Fee Maximum (2)(4)(5)	$1,050,000.00	$47,250.00	$1,002,750.00
Maximum Offering Amount (2)(5)(6)	$36,050,000.00	$1,666,250.00	$34,383,750.00
Maximum Offering Amount with Bonus Shares (2)(5)(6)	$43,050,000.00	$1,666,250.00	$41,383,750.00

(1) All amounts in this chart and Offering Circular are in U.S. dollars unless otherwise indicated and are rounded to the nearest whole dollar. There is no minimum offering amount and no provision to escrow or return investor funds if any minimum number of Shares is not sold. All investor funds will be held in a processing account until an investor's subscription is accepted by the Company, at which time such funds will become available for the Company's use. We will conduct separate closings, which closings may be conducted on a rolling basis. Closings will be conducted promptly after receiving investor funds. We do not intend to hold a closing any less frequently than every 30 days.

(2) We have engaged DealMaker Securities LLC, a FINRA/SIPC registered broker-dealer, referred to herein as the "Broker," for administrative and compliance related services in connection with this offering. The Broker is not purchasing any securities from the Company with a view to sell those for the Company as part of the distribution of the security. The Broker will earn a commission of 4.5% of the amount of Shares sold in this offering and 4.5% of the Investor Processing Fees. The Broker will not earn a commission on the Bonus Shares issued by the Company. Affiliates of the Broker will earn certain fees related to this offering, which are included in the above table consisting of a one-time advance of $20,000 for accountable expenses, monthly advances of accountable expenses of $2,000 totaling $6,000 prior to the commencement of the offering, and a monthly account maintenance/management fee of $2,000 after the commencement of the offering, up to a maximum of $18,000. The maximum compensation that the Broker may receive is approximately $1,666,250 assuming we raise the Maximum Offering Amount. Please see "Plan of Distribution" for additional information.

(3) We expect to incur expenses relating to this offering in addition to the fees due to the Broker, including, but not limited to, legal, accounting, marketing, travel, and other miscellaneous expenses, which are not included in the foregoing table. See "Use of Proceeds" for more detail.

(4) The Investor Processing Fees will be applied towards the maximum amount the Company can raise under Regulation A and each unaccredited investor's investment limits, as discussed herein; however, no Shares will be issued in consideration for Investor Processing Fees. The Investor Processing Fee will be rounded to the nearest whole dollar. The Company may waive the requirement to pay the Investor Processing Fee, on a case-by-case basis, for any reason or no reason at all. See "Plan of Distribution" for more details.

(5) The Company may issue up to 1,686,747 Bonus Shares in this Offering, if the maximum number of Bonus Shares are issued. The SEC applies a deemed value to Bonus Shares and counts such value against the maximum $75,000,000 that an issuer may raise each 12 months. The SEC applies a deemed value to Bonus Shares equal to the purchase price of the Shares being offered, or $4.15 per Bonus Share in our case. Thus, we will be deemed to have offered up to $7,000,000.05 in Bonus Shares, up to $35,000,000.25 in offered Shares, and up to $1,050,000.01 in Investor Processing Fees, for a total deemed potential maximum offering amount of $43,050,000.31.

(6) Maximum Offering Amount includes investor processing fees. Underwriting Discounts and Commissions includes commissions paid to the Broker on amounts raised and investor processing fees.

Our Shares are not now listed on any national securities exchange, quotation system or the Nasdaq stock market and there is no market for our securities. There is no guarantee, and it is unlikely, that an active trading market will develop in our securities.

This offering is being made pursuant to Tier 2 of Regulation A, following the Form 1-A Offering Circular disclosure format.

This offering is highly speculative and these securities involve a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. See "Risk Factors" to read about the more significant risks you should consider before buying our Shares.

In offering the Shares on behalf of the Company, our Officers will rely on the safe harbor from broker-dealer registration set forth in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION ("SEC") DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THIS OFFERING TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THAT INFORMATION AND THOSE REPRESENTATIONS SPECIFICALLY CONTAINED IN THIS OFFERING CIRCULAR; ANY OTHER INFORMATION OR REPRESENTATIONS SHOULD NOT BE RELIED UPON. ANY PROSPECTIVE PURCHASER OF THE SECURITIES WHO RECEIVES ANY OTHER INFORMATION OR REPRESENTATIONS SHOULD CONTACT THE COMPANY IMMEDIATELY TO DETERMINE THE ACCURACY OF SUCH INFORMATION AND REPRESENTATIONS. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALES HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR IN THE INFORMATION SET FORTH HEREIN SINCE THE DATE OF THIS OFFERING CIRCULAR SET FORTH ABOVE.

PROSPECTIVE PURCHASERS SHOULD NOT REGARD THE CONTENTS OF THIS OFFERING CIRCULAR OR ANY OTHER COMMUNICATION FROM THE COMPANY AS A SUBSTITUTE FOR CAREFUL AND INDEPENDENT TAX AND FINANCIAL PLANNING. EACH POTENTIAL INVESTOR IS ENCOURAGED TO CONSULT WITH HIS, HER OR ITS OWN INDEPENDENT LEGAL COUNSEL, ACCOUNTANT AND OTHER PROFESSIONALS WITH RESPECT TO THE LEGAL AND TAX ASPECTS OF THIS INVESTMENT AND WITH SPECIFIC REFERENCE TO HIS, HER OR ITS OWN TAX SITUATION, PRIOR TO SUBSCRIBING FOR SHARES OF NON-VOTING-2 PREFERRED STOCK. THE PURCHASE OF NON-VOTING-2 PREFERRED STOCK BY AN INDIVIDUAL RETIREMENT ACCOUNT, KEOGH PLAN OR OTHER QUALIFIED RETIREMENT PLAN INVOLVES SPECIAL TAX RISKS AND OTHER CONSIDERATIONS THAT SHOULD BE CAREFULLY CONSIDERED.

THE INFORMATION CONTAINED IN THIS OFFERING CIRCULAR HAS BEEN SUPPLIED BY THE COMPANY. THIS OFFERING CIRCULAR CONTAINS SUMMARIES OF DOCUMENTS NOT CONTAINED IN THIS OFFERING CIRCULAR, BUT ALL SUCH SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCES TO THE ACTUAL DOCUMENTS. COPIES OF DOCUMENTS REFERRED TO IN THIS OFFERING CIRCULAR, BUT NOT INCLUDED AS AN EXHIBIT, WILL BE MADE AVAILABLE TO QUALIFIED PROSPECTIVE INVESTORS UPON REQUEST. RULE 251(D)(3)(I)(F) DISCLOSURE. RULE 251(D)(3)(I)((F) PERMITS REGULATION A OFFERINGS TO CONDUCT ONGOING CONTINUOUS OFFERINGS OF SECURITIES FOR MORE THAN THIRTY (30) DAYS AFTER THE QUALIFICATION DATE IF: (1) THE OFFERING COMMENCES WITHIN TWO (2) DAYS AFTER THE QUALIFICATION DATE; (2) THE OFFERING WILL BE MADE ON A CONTINUOUS AND ONGOING BASIS FOR A PERIOD THAT MAY BE IN EXCESS OF THIRTY (30) DAYS FROM THE INITIAL QUALIFICATION DATE; (3) THE OFFERING WILL BE IN AN AMOUNT THAT, AT THE TIME THE OFFERING CIRCULAR IS QUALIFIED, IS REASONABLY EXPECTED TO BE OFFERED AND SOLD WITHIN TWO (2) YEARS FROM THE INITIAL QUALIFICATION DATE; AND (4) THE SECURITIES MAY BE OFFERED AND SOLD ONLY IF NOT MORE THAN THREE (3) YEARS HAVE ELAPSED SINCE THE INITIAL QUALIFICATION DATE OF THE OFFERING, UNLESS A NEW OFFERING CIRCULAR IS SUBMITTED AND FILED BY THE COMPANY PURSUANT TO RULE 251(D)(3)(I)((F) WITH THE SEC COVERING THE REMAINING SECURITIES OFFERED UNDER THE PREVIOUS OFFERING; THEN THE SECURITIES MAY CONTINUE TO BE OFFERED AND SOLD UNTIL THE EARLIER OF THE QUALIFICATION DATE OF THE NEW OFFERING CIRCULAR OR THE ONE HUNDRED EIGHTY (180) CALENDAR DAYS AFTER THE THIRD ANNIVERSARY OF THE INITIAL QUALIFICATION DATE OF THE PRIOR OFFERING CIRCULAR.

THE COMPANY INTENDS TO OFFER SHARES OF NON-VOTING-2 PREFERRED STOCK DESCRIBED HEREIN ON A CONTINUOUS AND ONGOING BASIS PURSUANT TO RULE 251(D)(3)(I)(F).

The use of projections or forecasts in this offering is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment in our Shares.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than ten (10%) percent of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, Investors are encouraged to review rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, investors are encouraged to refer to www.investor.gov.

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SUMMARY

This summary highlights information contained elsewhere in this Offering Circular. This summary does not contain all of the information that you should consider before investing in our Non-Voting-2 Preferred Stock. You should read this entire Offering Circular carefully, including the "Risk Factors" section and our financial statements and the related notes included in this Offering Circular, before making an investment decision. "Offering Statement" refers to the Company's Form 1-A, including Part I, Part II and Part III, filed with the SEC and amended from time to time. "Offering Circular" refers to this Offering Circular comprising Part II of the Offering Statement.

The Company

Qnetic Corporation plans to generate revenue by manufacturing, selling and maintaining Flywheel Energy Storage Systems (FESS) globally to address the gap in energy storage systems needed to facilitate the transition to renewable energy. The Company is pre-revenue and in the process of raising funds to develop the prototype for its first commercial model.

The Company was incorporated in Delaware on September 20, 2022 and is headquartered in New York, New York and Singapore. The Company intends to sell its products in the United States and internationally. The Company's website is https://qnetic.energy.

The Company has several wholly-owned subsidiaries: (i) Qnetic Holdings PTE. Ltd , which was formed in Singapore on May 27, 2022, and acquired by the Company via a share swap transaction in 2023, is a holding company for Shanghai Qnetic Technology Co., Ltd with an expected future operational role, and does not have any  employees; (ii) Shanghai Qnetic Technology Co., Ltd (responsible for engineering and design), an entity formed in Shanghai on September 28, 2021, which was acquired by Qnetic Holdings PTE. Ltd in 2022, and has 10 full-time employees; and (iii) Qnetic GmbH (responsible for managing local operations - including engineering, supply chain and customer management), a Germany entity formed on June 29, 2023, which has one employee.

Our Business

Qnetic's mission is to revolutionize the way we store energy to power our planet.

The world is undergoing a massive transition to renewable energy, but there's one piece missing to complete this puzzle: energy storage. Wind and solar energy are abundant but intermittent, creating a need for reliable storage systems that can store energy when production is high and release it when it's low. The Company is developing a revolutionary flywheel energy storage system that addresses this challenge far more efficiently than current technologies. Our system stores electricity as the rotational kinetic energy of a composite rotor rather than as chemical energy in a battery cell. We describe the resulting product as a solid-state mechanical battery.

The Company's commercial thesis is that the electrical load created by artificial intelligence computing infrastructure has produced a set of storage requirements that neither short-duration lithium-ion battery energy storage systems ("BESS") nor conventional long-duration energy storage ("LDES") technologies were designed to satisfy simultaneously. Qnetic has described that requirement set publicly as a proposed category, "AI-Grade Energy Storage," defined by five concurrent attributes: millisecond response, unlimited daily cycling without degradation, multi-hour endurance, service life measured in decades, and intrinsic safety with no thermal runaway pathway. Our flagship product, the Q500, is engineered against that requirement set.

Our Q500 stores energy by accelerating a high-strength composite rotor inside a vacuum enclosure and recovers that energy by decelerating the rotor through a motor-generator coupled to a bidirectional inverter. Because the storage medium is mechanical rather than electrochemical, the system has no flammable electrolyte, no chemical degradation mechanism, and no capacity fade associated with cycling.

The Company intends to sell its products to a diverse mix of North American and European customers across multiple industries and already has secured over $110M in signed non-binding Letters of Intent.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Due to recurring losses from operations and the accumulated deficit the Company's auditor has stated that substantial doubt exists about the Company's ability to continue as a going concern.

The consolidated financial statements have been prepared on the assumption that the Company will continue as a going concern, meaning it will continue in operations for the foreseeable future and will be able to realize assets and discharge liabilities in the ordinary course of operations. The application of the going concern basis is dependent upon the Company achieving profitable operations to generate sufficient cash flows to fund continuing operations, or, in the absence of adequate cash flows from operations, obtaining additional financing to support operations for the foreseeable future.

Dividends

We have not paid any dividends to date and do not intend to declare dividends in the near future.

Capitalization

Pursuant to our Fourth Amended and Restated Certificate of Incorporation, dated September 29, 2026, the total number of shares of all classes of stock which the Company is authorized to issue is (i) 44,000,000 shares of Common Stock, $0.0001 par value per share ("Common Stock") and (ii) 28,924,226 shares of Preferred Stock, $0.0001 par value per share ("Preferred Stock"). Of the Preferred Stock, (a) 5,464,480 shares are hereby designated "Series Seed-1 Preferred Stock", (b) 2,902,494 shares are hereby designated "Series Seed-2 Preferred Stock", (c) 1,800,154 shares are hereby designated "Series Seed-3 Preferred Stock", (d) 1,087,693 shares are hereby designated "Series Seed-4 Preferred Stock", (e) 1,530,006 shares are hereby designated "Series Seed-5 Preferred Stock", (f) 6,018,917 shares are hereby designated "Non-Voting-1 Preferred Stock" (such security was previously named "Series CF Preferred Stock" and retitled in connection with the Third Amended and Restated Certificate of Incorporation) and (g) 10,120,482 shares are hereby designated "Non-Voting-2 Preferred Stock". Additionally, the Company has established the 2023 Stock Incentive Plan, for which 6,496,887 shares of Common Stock are authorized for issuance thereunder.

As of the date of this Offering Circular, the Company had (i) 8,039,998 shares of Common Stock, (ii) 5,464,480 shares of Series Seed-1 Preferred Stock, (iii) 2,902,494 shares of Series Seed-2 Preferred Stock, (iv) 1,800,154 shares of Series Seed-3 Preferred Stock, (v) 1,087,693 shares of Series Seed-4 Preferred Stock, (vi) 1,530,006 shares of Series Seed-5 Preferred Stock, and (vii) 1,549,853 shares of Non-Voting-1 Preferred Stock issued and outstanding. No shares of Non-Voting-2 Preferred Stock are issued and outstanding. Additionally, there are 5,182,973 options to purchase Common Stock issued and outstanding and 1,313,914 awards available for issuance under the 2023 Stock Incentive Plan.

Assuming a fully subscribed offering and the maximum number of Bonus Shares issued, following this Offering, the Company would have approximately (i) 8,039,998 shares of Common Stock, (ii) 5,464,480 shares of Series Seed-1 Preferred Stock, (iii) 2,902,494 shares of Series Seed-2 Preferred Stock, (iv) 1,800,154 shares of Series Seed-3 Preferred Stock, (v) 1,087,693 shares of Series Seed-4 Preferred Stock, (vi) 1,530,006 shares of Series Seed-5 Preferred Stock, (vii) 1,549,853 shares of Non-Voting-1 Preferred Stock, and (viii) 10,120,482 shares of Non-Voting-2 Preferred Stock issued and outstanding.

Use of Proceeds

In general, the Company will use net proceeds from the offering for technology and product development, building out infrastructure and increasing sales and marketing efforts, as we continue to aggressively grow and expand our infrastructure and business. See "Use of Proceeds" for more detail.

Risks

Investing in the Company involves substantial risk and you could lose your entire investment. You should carefully read the section titled "Risk Factors" and the other information included in this Offering Circular for a discussion of facts that you should consider before deciding to invest in our Shares.

The Offering

This Offering Circular relates to a best effort offering of up to 8,433,735 Shares of our Non-Voting-2 Preferred Stock at a price of $4.15 per Share, for a potential Maximum Offering Amount of $35,000,000.25. The Company is also offering up to 1,686,747 Bonus Shares. See "Plan of Distribution" for more information on the Bonus Shares being offered. The Company will offer up to 20% of Bonus Shares based on investment amounts. Investors will also pay an Investor Processing Fee of 3% of their investment amounts. There is no minimum offering amount and no provision to escrow or return investor funds if any minimum number of Shares is not sold. The minimum investment amount established for each investor is $502.15 plus the Investor Processing Fee ($517.21 total). The Company may waive the minimum investment amount on a case-by-case basis for any reason or no reason at all.

Once this offering has been qualified by the SEC, we will conduct separate closings on a rolling basis promptly after receiving investor funds. We do not intend to hold closings less frequently than every 30 days. The offering will terminate on the earliest to occur of (i) the date subscriptions for the Maximum Offering Amount have been accepted, (ii) the date which is three years from the date our Offering Statement, as amended, is initially qualified by the SEC, or (iii) any earlier date on which we elect to terminate the offering.

We have engaged DealMaker Securities LLC to act as the Broker of record in connection with this offering, but not for underwriting or placement agent services. We have also engaged affiliates of Broker to provide other services relating to this offering. The maximum fees payable to Broker and its affiliates are $1,666,250.

In order to subscribe to purchase Shares, a prospective investor must visit our investor portal at https://invest.qnetic.energy and complete a subscription agreement and send payment by wire transfer, ACH, or credit card, in accordance with the instructions provided within the portal.

Under Rule 251(d)(2)(i)(C) of the Securities Act, in Regulation A offerings such as this one, where the securities will not be listed on a registered national securities exchange upon qualification, the aggregate purchase price to be paid by an investor who is a natural person for the securities cannot exceed 10% of the greater of the investor's annual income or net worth, unless the purchaser is an accredited investor. In the case of an investor who is not a natural person, revenues or net assets for the investors' most recently completed fiscal year are used instead. We may accept or reject any subscription, in whole or in part, for any reason or no reason at all.

ABOUT THIS CIRCULAR

We have prepared this Offering Circular to be filed with the SEC for our offering of securities. The Offering Statement of which this Offering Circular is a part includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular.

You should rely only on the information contained in this Offering Circular and exhibits. We have not authorized any person to provide you with any information different from that contained in this Offering Circular. The information contained in this Offering Circular is complete and accurate only as of the date of this Offering Circular, regardless of the time of delivery of this Offering Circular or sale of our Shares. This Offering Circular contains summaries of certain other documents, but reference is hereby made to the full text of the actual documents for complete information concerning the rights and obligations of the parties thereto. Numbers in this Offering Statement may be rounded to the nearest 100th decimal point.

INDUSTRY AND MARKET DATA

The industry and market data used throughout this Offering Circular have been obtained from our own research, surveys or studies conducted by third parties and industry or general publications. Industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. We believe that each of these studies and publications is reliable. We have not engaged any person or entity to provide us with industry or market data.

TAX CONSIDERATIONS

No information contained herein, nor in any prior, contemporaneous or subsequent communication should be construed by a prospective investor as legal or tax advice. We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. Federal, state and any applicable foreign tax consequences relating to their investment in our securities. This written communication is not intended to be "written advice," as defined in Circular 230 published by the U.S. Treasury Department.

RISK FACTORS

Any investment in our Non-Voting-2 Preferred Stock involves a high degree of risk and is suitable only for investors who can afford to lose their entire investment. Investors should carefully read all of the risk factors set forth below, together with the other information in this Offering Circular, before deciding whether to purchase the Shares. Our business, financial condition or results of operations could be materially adversely affected by these risks if any of them actually occur. Some of these factors have affected our financial condition and operating results in the past or are currently affecting us. This Offering Circular also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this Offering Circular. In addition to the other information provided in this Offering Circular, you should carefully consider the following risk factors in evaluating our business and before purchasing any of our Non-Voting-2 Preferred Stock. Material risks identified by the Company are discussed in this section; however, discussion may not include all risks applicable to an investment in Shares to the extent such risks have not been contemplated by the Company.

Risks Related to this Offering and our Non-Voting-2 Preferred Stock

There is no current market for any shares of the Company's securities.

You should be prepared to hold this investment indefinitely. There is no established market for these securities and there may never be one. As a result, if you decide to sell these securities in the future, you may not be able to find a buyer. Investors should assume that they may not be able to liquidate their investment or be able to pledge their shares as collateral.

Investors will have no voting rights.

The Shares do not entitle shareholders to vote on Company matters. Accordingly, individual investors should anticipate no ability to influence or direct the Company's operations. You may not agree with the decisions of management or voting shareholders of the Company and you will have no ability to influence such decisions.

Using a credit card to purchase shares may impact the return on your investment as well as subject you to other risks inherent in this form of payment.

Investors in this offering may at some point have the option of paying for their investment with a credit card, which is not usual in the traditional investment markets. Transaction fees charged by your credit card company and interest charged on unpaid card balances (which can reach over 25% in some states) add to the effective purchase price of the shares you buy. See "Plan of Distribution." The cost of using a credit card may also increase if you do not make the minimum monthly card payments and incur late fees. Using a credit card is a relatively new form of payment for securities and will subject you to other risks inherent in this form of payment, including that, if you fail to make credit card payments (e.g. minimum monthly payments), you risk damaging your credit score and payment by credit card may be more susceptible to abuse than other forms of payment. Moreover, where a third-party payment processor is used, your recovery options in the case of disputes may be limited. The increased costs due to transaction fees and interest may reduce the return on your investment.

The SEC's Office of Investor Education and Advocacy issued an Investor Alert dated February 14, 2018 entitled Credit Cards and Investments - A Risky Combination, which explains these and other risks you may want to consider before using a credit card to pay for your investment.

We may need additional capital, and the sale of additional Shares or other equity and/or debt securities could result in additional dilution to our stockholders and may be on terms more or less favorable than those offered in this offering.

We may require additional capital for the development and commercialization of our products and may require additional cash resources due to changed business conditions or other future developments. If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in additional dilution to our stockholders and could be on better or worse terms than what is offered herein. The incurrence of additional indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all, or that the terms provided won't be more or less favorable than those hereby offered.

Our principal stockholders and management own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.

Accordingly, they will collectively have significant influence over our affairs due to their substantial ownership coupled with their positions on our board and management team. For example, they may be able to significantly influence elections of directors, amendments of our organizational documents, or approval of any merger, sale of assets, or other major corporate transaction. This concentration of ownership may prevent or discourage unsolicited acquisition proposals or offers for stock that some of our stockholders may believe is in their best interest.

Because our management will have broad discretion and flexibility in how the net proceeds from this Offering are used, we may use the net proceeds in ways in which you disagree.

The intended use of proceeds from this offering is more particularly described in the Section titled "Use of Proceeds;" however, such description is not binding and the actual use of proceeds may differ from the description contained therein. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

The offering price of our Shares has been determined by management.

Our Board of Directors has determined the price of the Shares offered by the Company. The price of the Shares we are offering was arbitrarily determined based upon the illiquidity of our equity, our current financial condition and the prospects for our future cash flows and earnings, and market and economic conditions at the time of the offering. The offering price for the Shares sold in this offering may be more or less than the fair market value for our Shares.

The best efforts structure of this offering may yield insufficient gross proceeds to fully execute our business plan.

The Shares are being offered on a best-efforts basis. We are not required to sell any specific number or dollar amount of our Non-Voting-2 Preferred Stock but will use our best efforts to sell the Shares offered by us. As a "best efforts" offering, there can be no assurance that the offering contemplated by this Offering Circular will result in any proceeds being made available to us.

We may not register or qualify our securities with any state agency pursuant to blue sky regulations.

The holders of our Shares and persons who desire to purchase them in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our Shares. We currently do not intend to and may not be able to qualify securities for resale in states which require shares to be qualified before they can be resold by our shareholders.

We may experience investment delays.

There may be a delay between the time an investor's subscription is accepted by the Company and the time the proceeds of this offering are deployed. During these periods (after an investor's closing but before the Company has deployed the funds), the Company may invest these proceeds in short-term certificates of deposit, money-market funds, or other liquid assets with FDIC-insured and/or NCUA-insured banking institutions, which will not yield a return as high as if deployed in our operations.

Shares are being offered under an offering exemption under Regulation A, and if it were later determined that such exemption was not available, purchasers would be entitled to rescind their purchase agreements.

Shares are being offered to prospective investors pursuant to Tier 2 of Regulation A under the Securities Act. Unless the sale of Shares should qualify for such exemption the investors might have the right to rescind their purchase of Shares. Since compliance with these exemptions is highly technical, it is possible that if an investor were to seek rescission, such investor would succeed. A similar situation prevails under state law in those states where Shares may be offered without registration. If a number of investors were to be successful in seeking rescission, the Company would face severe financial demands that could adversely affect the Company and, thus, the non-rescinding investors. Inasmuch as the basis for relying on exemptions is factual, depending on the Company's conduct and the conduct of persons contacting prospective investors and making the Offering, the Company will not receive a legal opinion to the effect that this Offering is exempt from registration under any federal or state law. Instead, the Company will rely on the operative facts as documented as the Company's basis for such exemptions.

There may be deficiencies with our internal controls that require improvements.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report. We do not know whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

Investors in this offering may not be entitled to a jury trial with respect to claims arising under the Subscription Agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under these agreements.

Investors in this offering will be bound by the Subscription Agreement, which includes a provision under which investors waive the right to a jury trial of any claim, other than claims arising under federal securities laws, that they may have against the Company arising out of or relating to these agreements. By signing the Subscription Agreement, the investor warrants that the investor has reviewed this waiver with his or her legal counsel, and knowingly and voluntarily waives the investor's jury trial rights following consultation with the investor's legal counsel.

The subscription agreement has a dispute resolution provision that requires disputes to be resolved by binding arbitration pursuant to Delaware law, regardless of convenience or cost to you, the investor.

As part of this investment, each investor will be required to agree to the terms of the Subscription Agreement. In the Subscription Agreement, investors agree to waive the right to trial by jury and to resolve disputes arising under the Subscription Agreement through binding arbitration. Waiving the right to a jury trial means agreeing to have your case decided by an arbitrator rather than a jury of peers. A jury trial allows ordinary citizens to assess evidence and witness testimony, which can sometimes bring empathy or a broader perspective. An arbitrator may be more neutral but also more focused on strict legal interpretations. In addition, arbitrators may have unconscious biases or be influenced by previous similar cases, and their decision-making is not as varied as a jury panel. Arbitrators often hear numerous cases, which can sometimes affect their perception of individual cases. Furthermore, in a jury trial, you may appeal based on claims like jury misconduct or flawed jury instructions.

With arbitration, under the Subscription Agreement, if the amount in controversy exceeds $50,000.00, any party may appeal the arbitrator's award to a three-arbitrator panel within thirty (30) days of the final award. This waiver may not apply to claims under the Securities Act or the Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the dispute resolution provision may not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. You will not be deemed to have waived the Company's compliance with the federal securities laws and the rules and regulations thereunder. Although we believe the provision benefits the Company by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies and in limiting our litigation costs, if a court were to find the provision inapplicable to, or unenforceable in an action, the Company may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect its business, financial condition or results of operations. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. The Company believes that the dispute resolution provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context.

Our Fourth Amended and Restated Certificate of Incorporation has a forum selection provision that requires disputes to be resolved in state or federal courts in the State of Delaware, regardless of convenience or cost to you, the investor.

Article 12 of our Fourth Amended and Restated Certificate of Incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for the following types of actions or proceedings under Delaware statutory or common law:

• any derivative action or proceeding brought on our behalf;

• any action asserting a breach of fiduciary duty;

• any action asserting a claim against us arising under the Delaware General Corporation Law, our Fourth Amended and Restated Certificate of Incorporation, or our Bylaws; and

• any action asserting a claim against us that is governed by the internal-affairs doctrine.

These provisions do not apply to actions brought under the federal securities laws.  Section 27 of the Exchange Act creates exclusive federal jurisdiction over Exchange Act actions.  Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all such Securities Act actions. Accordingly, both state and federal courts have jurisdiction to entertain Securities Act claims.

While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder or subscriber, as the case may be, may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions. In such instance, we would expect to assert the validity and enforceability of the exclusive forum provisions of our Fourth Amended and Restated Certificate of Incorporation. This may require significant additional costs associated with resolving such action in other jurisdictions and there can be no assurance that the provisions will be enforced by a court in those other jurisdictions.

This exclusive forum provision may limit a stockholder's ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage lawsuits against us and our directors, officers and other employees. If a court were to find the exclusive-forum provisions in our Fourth Amended and Restated Certificate of Incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving the dispute in other jurisdictions, which could seriously harm our business.

Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

The subscription agreement contains provisions under which each investor waives the right to participate in any class, collective, or representative action or arbitration, and expressly waive any right to pursue claims on a class basis.

These provisions limit an investor's ability to litigate disputes in certain forums and may restrict procedural rights that would otherwise be available under applicable law. By agreeing to resolve disputes without a jury trial and without the ability to consolidate claims with other investors, investors may face higher costs, reduced bargaining power, and limited avenues for relief. Individual arbitration or litigation may be more time-consuming or expensive for a single investor compared to class proceedings. Before investing, each prospective investor should carefully review the dispute resolution provisions contained in the offering materials and consult with legal counsel about the implications of waiving class-based arbitration or litigation rights.

The Shares acquired in this offering may be significantly diluted as a consequence of subsequent equity financings and conversion of options and/or convertible debt.

The Company's equity securities will be subject to dilution. The Company may issue additional equity to employees and third-party financing sources in amounts that are uncertain at this time, and as a consequence, holders of the Shares offered herein will be subject to dilution in an unpredictable amount. Such dilution may reduce investors' economic interest in the Company.

The amount of additional financing needed by the Company will depend upon several contingencies not foreseen at the time of this offering. Generally, additional financing (whether in the form of loans or the issuance of other securities) will be intended to provide the Company with enough capital to reach the next major corporate milestone. If the funds received in any additional financing are not sufficient to meet the Company's needs, the Company may have to raise additional capital at a price unfavorable to their existing investors, including the holders of the Shares. The availability of capital is at least partially a function of capital market conditions that are beyond the control of the Company. There can be no assurance that the Company will be able to accurately predict the future capital requirements necessary for success or that additional funds will be available from any source. Failure to obtain financing on favorable terms could dilute or otherwise severely impair the value of the Shares.

We will be subject to ongoing public reporting requirements that are less rigorous than rules for more mature public companies, and our investors receive less information.

We are required to report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for public companies reporting under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of our fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of our fiscal year.

We also may elect to become a public reporting company under the Exchange Act. If we elect or are required to do so, we will be required to publicly report on an ongoing basis as an emerging growth company, as defined in the JOBS Act, under the reporting rules set forth under the Exchange Act. For so long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not emerging growth companies, including, but not limited to:

  not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;
  being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and
  being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not emerging growth companies, and investors could receive less information than they might expect to receive from more mature public companies.

If we are required to register any Shares under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the Company.

Subject to certain exceptions, Section 12(g) of the Exchange Act requires an issuer with more than $10 million in total assets to register a class of its equity securities with the Commission under the Exchange Act if the securities of such class are held of record at the end of its fiscal year by more than 2,000 persons or 500 persons who are not "accredited investors." To the extent the Section 12(g) assets and holders limits are exceeded, we intend to rely upon a conditional exemption from registration under Section 12(g) of the Exchange Act contained in Rule 12g5-1(a)(7) under the Exchange Act (the "Reg. A+ Exemption"), which exemption generally requires that the issuer (i) be current in its Form 1-K, 1-SA and 1-U filings as of its most recently completed fiscal year end; (ii) engage a transfer agent that is registered under Section 17A(c) of the Exchange Act to perform transfer agent functions; and (iii) have a public float of less than $75 million as of the last business day of its most recently completed semi-annual period or, in the event the result of such public float calculation is zero, have annual revenues of less than $50 million as of its most recently completed fiscal year. If the number of record holders of any Series of Interests exceeds either of the limits set forth in Section 12(g) of the Exchange Act and we fail to qualify for the Reg. A+ Exemption, we would be required to register such class of securities with the Commission under the Exchange Act. If we are required to register any class of securities under the Exchange Act, it would result in significant expense and reporting requirements that would place a financial burden on the Company and a time burden on our management.

Our management team has limited experience managing a publicly reporting company.

Most members of our management team have limited experience managing a publicly reporting company, interacting with public investors, and complying with the increasingly complex laws pertaining to Regulation A reporting companies. Our management team may not successfully or efficiently manage our transition to being a publicly reporting company that is subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could harm our business, financial condition, and results of operations.

We do not anticipate paying any cash dividends.

We presently do not anticipate that we will pay any dividends on any of our Non-Voting-2 Preferred Stock in the foreseeable future. The payment of dividends, if any, would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any dividends will be within the discretion of our Board of Directors. We presently intend to retain all earnings to implement our business plan; accordingly, we do not anticipate the declaration of any dividends in the foreseeable future.

We are relying on the exemption for insignificant participation by benefit plan investors under ERISA.

The Plan Assets Regulation of the Employee Retirement Income Security Act of 1974 ("ERISA") provides that the assets of an entity will not be deemed to be the assets of a benefits plan if equity participation in the entity by benefit plan investors, including benefit plans, is not significant. The Plan Assets Regulation provides that equity participation in the entity by benefit plan investors is "significant" if, at any time, 25% or more of the value of any class of equity interest is held by benefit plan investors. Because we are relying on this exemption, we will not accept investments from benefit plan investments of 25% or more of the value of any class of equity interest. If repurchases of shares reach 25%, we may repurchase shares of benefit plan investors without their consent until we are under such 25% limit.

The Investor Processing Fee may not count toward your cost basis for tax purposes.

The IRS and/or another relevant tax authority may consider the price of the Share before including the Investor Processing Fee as the cost basis for determining any gain or loss at a realization event. You should discuss with your tax advisor the appropriate way to determine the relevant tax obligation.

Investors will hold minority interests in the Company.

Following this offering, investors in their individual capacities will represent a minority of the Company's authorized stock. Accordingly, individual investors should anticipate little or no ability to direct the Company's operations.

Investors in our securities could experience immediate and substantial dilution after this offering.

The public offering price of our Shares is higher than the pro forma net tangible book value per share of the outstanding Shares immediately after this offering. As a result of this dilution, investors purchasing Shares in this offering could receive significantly less than the full purchase price that they paid for the Shares purchased in this offering in the event of a liquidation. Further, we have convertible securities with conversion prices less than the price per Share in this offering. Consequently, if these securities are exercised, there could be further dilution to the purchasers of our Shares.

Further, we are offering Bonus Shares to investors, thereby diluting any investor who is not issued Bonus Shares or any investor who is issued Bonus Shares at a lower percentage tier than other investors.

If we do become publicly traded, the Company's stock price may be volatile.

If the Company were to become publicly traded, the price of the Company's listed equity is likely to be highly volatile and could fluctuate widely in price in response to various potential factors, many of which will be beyond the Company's control, including the following:

·	goods or services by the Company or its competitors;
·	additions or departures of key personnel;
·	the Company's ability to execute its business plan;
·	operating results that fall below expectations;
·	loss of any strategic relationship;
·	industry developments;
·	economic and other external factors; and
·	period-to-period fluctuations in the Company's financial results.

This is a fixed price offering and the fixed offering price may not accurately represent the current value of us or our assets at any particular time. Therefore, the purchase price you pay for the Shares may not be supported by the value of our assets at the time of your purchase.

This is a fixed price offering, which means that the offering price for our Non-Voting-2 Preferred Stock is fixed and will not vary based on the underlying value of our assets at any time during the offering. Our Board of Directors has determined the offering price in its sole discretion. The fixed offering price for our Non-Voting-2 Preferred Stock has been based on an assessment of the future potential economic value of the Company's energy storage program, predicated on the commercialization of our lead energy storage product, the Q500. This estimation is based on assumptions that may not be accurate. Therefore, the fixed offering price established for our Non-Voting-2 Preferred Stock may not be indicative of the true market value of the Company, which can only be determined by selling the Shares in the public market or priced by an acquirer.

The preparation of our financial statements involves the use of estimates, judgments and assumptions, and our financial statements may be materially affected if such estimates, judgments or assumptions prove to be inaccurate.

Financial statements prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") typically require the use of estimates, judgments and assumptions that affect the reported amounts. Often, different estimates, judgments and assumptions could reasonably be used that would have a material effect on such financial statements, and changes in these estimates, judgments and assumptions may occur from period to period over time. Significant areas of accounting requiring the application of management's judgment include, but are not limited to, determining the fair value of assets and the timing and amount of cash flows from assets. These estimates, judgments and assumptions are inherently uncertain and, if our estimates were to prove to be wrong, we would face the risk that charges to income or other financial statement changes or adjustments would be required. Any such charges or changes could harm our business, including our financial condition and results of operations and the price of our securities.

Future issuances of senior Preferred Stock, which may rank senior to our Non-Voting-2 Preferred Stock for the purposes of dividends and liquidating distributions, and future issuances of debt securities, which would rank senior to our Non-Voting-2 Preferred Stock upon our bankruptcy or liquidation, may adversely affect the level of return you may be able to achieve from an investment in our Non-Voting-2 Preferred Stock.

In the future, we may issue additional senior Preferred Stock. The holders of such senior Preferred Stock could be entitled to preferences over holders of Non-Voting-2 Preferred Stock in respect of the payment of dividends and the payment of liquidating distributions. Moreover, we may attempt to increase our capital resources by offering debt securities. Upon bankruptcy or liquidation, holders of our debt securities, and lenders with respect to other borrowings we may make, would receive distributions of our available assets prior to any distributions being made to holders of our Preferred Stock, including the Non-Voting-2 Preferred Stock. Because our decision to issue preferred securities or debt in any future offering, or borrow money from lenders, will depend in part on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any such future offerings or borrowings. Holders of our Non-Voting-2 Preferred Stock must bear the risk that any future offerings we conduct or borrowings we make may adversely affect the level of return they may be able to achieve from an investment in our Non-Voting-2 Preferred Stock.

Fiduciaries investing the assets of a trust or pension or profit sharing plan must carefully assess an investment in our Company to ensure compliance with ERISA.

In considering an investment in the Company of a portion of the assets of a trust or a pension or profit-sharing plan qualified under Section 401(a) of the Code and exempt from tax under Section 501(a), a fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404 of ERISA; (ii) whether the investment is prudent, since the Non-Voting-2 Preferred Stock are not freely transferable and there may not be a market created in which the Shares may be sold or otherwise disposed; and (iii) whether interests in the Company or the underlying assets owned by the Company constitute "Plan Assets" under ERISA.

We may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a return.

The principal purposes of this offering are to raise additional capital to use in accordance with our planned use of proceeds. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds. If we do not use the net proceeds that we receive in this offering effectively, our business, financial condition, results of operations and prospects could be harmed. See "Use of Proceeds."

Risks Related to our Business

We are pre-revenue and have not yet generated profits.

We are pre-revenue and have not yet generated profits. The Company is still in an early phase and we are just beginning to implement our business plan. We anticipate that our operating expenses will increase for the near future, and there can be no assurance that we will ever operate profitably. The likelihood of our creation of a viable business must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the growth of a business, operation in a competitive industry, and the continued development of our technology and products. The Company may not be successful in attaining the objectives necessary for it to overcome these risks and uncertainties. You should consider our business, operations and prospects in light of the risks, expenses and challenges faced as an emerging growth company.

The amount of capital the Company is attempting to raise in this offering is not enough to sustain the Company's current business plan.

In order to achieve the Company's near and long-term goals, the Company will need to procure funds in addition to the amount raised in the offering. There is no guarantee the Company will be able to raise such funds on acceptable terms or at all. If we are not able to raise sufficient capital in the future, we may not be able to execute our business plan, our continued operations will be in jeopardy, and we may be forced to cease operations and sell or otherwise transfer all or substantially all of our remaining assets, which could cause an investor to lose all or a portion of their investment. If we are able to raise additional capital it may be on terms different than or more favorable than those hereby offered.

We may face potential difficulties in obtaining capital.

We may have difficulty raising needed capital in the future as a result of many factors, including the inherent business risks associated with our Company and present and future market conditions. We will require additional funds to execute our business strategy and conduct our operations. If adequate funds are unavailable, it may materially harm our business, financial condition, and results of operations.

We and our auditors have concluded there is substantial doubt about our ability to continue as a going concern.

Our historical financial statements have been prepared under the assumption that we will continue as a going concern. Our audit firm has expressed substantial doubt in our ability to continue as a going concern and the audit report for our 2025 financial statements contain a going concern opinion. Our ability to continue as a going concern is dependent upon our ability to obtain additional equity financing or other capital, attain further operating efficiencies, reduce expenditures, and, ultimately, generate revenue. The doubt regarding our potential ability to continue as a going concern may adversely affect our ability to obtain new financing on reasonable terms or at all. Additionally, if we are unable to continue as a going concern, our stockholders may lose some or all of their investment in the Company.

The Company's success depends on the experience and skill of its executive officers and key personnel and turnover of such personnel could harm our business.

Our business and results of operations depend in significant part upon our executive officers and key personnel. The loss of all or any of our executive officers and key personnel could harm the Company's business, financial condition, cash flow and results of operations.

Although dependent on certain key personnel, the Company does not have any key person life insurance policies on any such people.

We are dependent on certain key personnel in order to conduct our operations and execute our business plan, however, the Company has not purchased any insurance policies with respect to those individuals in the event of their death or disability. Therefore, if any of these personnel die or become disabled, the Company will not receive any compensation to assist with such person's absence. The loss of such person could negatively affect the Company and our operations. We have no way to guarantee key personnel will stay with the Company, as many states do not enforce non-competition agreements, and therefore acquiring key man insurance will not ameliorate all of the risk of relying on key personnel.

In order for the Company to compete and grow, it must attract, recruit, retain and develop the necessary personnel who have the needed experience.

Recruiting and retaining highly qualified personnel is critical to our success. These demands may require us to hire additional personnel and will require our existing management and other personnel to develop additional expertise. We face intense competition for personnel, making recruitment time-consuming and expensive. The failure to attract and retain personnel or to develop such expertise could delay or halt the development and commercialization of our product candidates. If we experience difficulties in hiring and retaining personnel in key positions, we could suffer from delays in product development, loss of customers and sales and diversion of management resources, which could adversely affect operating results. Our consultants and advisors may be employed by third parties and may have commitments under consulting or advisory contracts with third parties that may limit their availability to us, which could further delay or disrupt our product development and growth plans.

We intend to grow the size of our organization, and we may experience difficulties in managing any growth we may achieve.

As our development and commercialization plans and strategies develop, we expect to need additional managerial, operational, financial, accounting, legal, and other resources. Future growth would impose significant added responsibilities on members of management. Our management may not be able to accommodate those added responsibilities, and our failure to do so could prevent us from effectively managing future growth, if any, and successfully growing our Company.

We may change our business strategy without stockholder consent, which may result in riskier operations than our current operations.

We may change our business strategy and guidelines at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this Offering Circular. A change in our business strategy could expose us to unknown risks.

Current global financial conditions have been characterized by increased volatility which could negatively impact our business, prospects, liquidity and financial condition.

Current global financial conditions and recent market events have been characterized by increased volatility and the resulting tightening of the credit and capital markets has reduced the amount of available liquidity and overall economic activity. We cannot guarantee that debt or equity financing, the ability to borrow funds or cash generated by loans will be available or sufficient to meet or satisfy our initiatives, objectives or requirements, nor can we guarantee that we will have access to efficient or effective financing structures.

We may not maintain sufficient insurance coverage for the risks associated with our business operations.

Risks associated with our business and operations include, but are not limited to, claims for wrongful acts committed by our officers, directors, and other representatives, the loss of key personnel, risks posed by natural disasters, and risks of lawsuits from our employees. Any of these risks may result in significant losses. We cannot provide any assurance that our insurance coverage is sufficient to cover any losses that we may sustain, or that we will be able to successfully claim our losses under our insurance policies on a timely basis or at all. If we incur any loss not covered by our insurance policies, or the compensated amount is significantly less than our actual loss or is not timely paid, our business, financial condition and results of operations could be materially and adversely affected.

Financial projections may be wrong.

Certain financial projections concerning the future performance of the properties are based on assumptions of an arbitrary nature and may prove to be materially incorrect. No assurance is given that actual results will correspond with the results contemplated by these projections. It is possible that returns may be lower than projected, or that there may be no returns at all.

These and all other financial projections, and any other statements previously provided to the Investor relating to the Company or its prospective business operations that are not historical facts, are forward-looking statements that involve risks and uncertainties. Sentences or phrases that use such words as "believes," "anticipates," "plans," "may," "hopes," "can," "will," "expects," "is designed to," "with the intent," "potential" and others indicate forward-looking statements, but their absence does not mean that a statement is not forward- looking.

Such statements are based on our management's current estimates and expectations, along with currently available competitive, financial, and economic data. However, forward-looking statements are inherently uncertain. A variety of factors could cause business conditions and results to differ materially from what is contained in any such forward-looking statements.

It is possible that actual results from operation of the properties will be different than the returns anticipated by our management and/or that these returns may not be realized in the timeframe projected by our management, if at all.

We are still in the development phase and have not begun revenue shipments of product.

We are currently in the development phase of the Qnetic Q500 FESS and have not yet started manufacturing and sales. Cost overruns, scheduling delays, and failure to meet product performance goals may be caused by, but not limited to, unidentified technical hurdles, delays in material shipments, and regulatory hurdles. Any significant delays in the development and sale of our product would have a material effect on our business and operations.

We may experience delays in design and manufacturing of the Qnetic Q500 FESS.

We may experience significant delays in bringing the Qnetic Q500 FESS to market due to design considerations. technical challenges, material availability, manufacturing complications, and regulatory considerations. Such delays could materially damage our brand, business, financial goals, operation results, and product.

There are several potential competitors who are better positioned than we are to take the majority of the market.

We will compete with larger, established energy storage manufacturers who currently have products on the markets and/or various respective product development programs. They have much better financial means and marketing/sales and human resources than us. They may succeed in developing and marketing competing equivalent products earlier than us, or superior products than those developed by us. There can be no assurance that competitors will not render our technology or products obsolete or that the flywheel energy storage system developed by us will be preferred to any existing or newly developed technologies. Additionally, we expect that competition will intensify. The Company's success depends on its ability to continuously raise funding, keep costs under control, and properly execute in its delivery of the Qnetic Q500 FESS.

The development and commercialization of our products is highly competitive.

We face competition with respect to any products that we may seek to develop or commercialize in the future. Our competitors include major companies worldwide. Many of our competitors have significantly greater financial, technical and human resources than we have and superior expertise in research and development and marketing approved products and thus may be better equipped than us to develop and commercialize products. These competitors also compete with us in recruiting and retaining qualified personnel and acquiring technologies. Smaller or early stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. Accordingly, our competitors may commercialize products more rapidly or effectively than we are able to, which would adversely affect our competitive position, the likelihood that our products will achieve initial market acceptance, and our ability to generate meaningful additional revenues from our products.

If we are unable to control the cost of development, cost of manufacturing, and cost of operations of the Company, our business may be substantially affected.

If we are unable to maintain target costs of manufacturing, developing, designing, distributing, and maintaining our Qnetic Q500 FESS, we may incur significant cost increases which can adversely affect the operation of our business. We have made, and will continue to make, substantial investments into the development of Qnetic Q500 FESS. Such investments may have unforeseen costs that we have been unable to accurately predict. which may materially impact our ability to execute our business as planned.

Qnetic will also face significant costs in the development and purchasing of materials required to build the Qnetic Q500 FESS through external partnerships. These purchases are subject to conditions outside the control of the Company and as such, these conditions may substantially affect our business, product, brand, operational, and financial goals.

We may implement new lines of business or offer new products and services within existing lines of business.

We may implement new lines of business at any time. There are substantial risks and uncertainties associated with these efforts, particularly in instances where the markets are not fully developed. In developing and marketing new lines of business and/or new products and services, we may invest significant time and resources. Initial timetables for the introduction and development of new lines of business and/or new products or services may not be achieved, and price and profitability targets may not prove feasible. We may not be successful in introducing new products and services in response to industry trends or developments in technology, or those new products may not achieve market acceptance. As a result, we could lose business, be forced to price products and services on less advantageous terms to retain or attract clients or be subject to cost increases. As a result, our business, financial condition or results of operations may be adversely affected.

There are significant regulatory and standard performance barriers to overcome.

An energy storage device manufacturer must overcome significant regulatory requirements such as, but not limited to, insurance safety testing, regulatory mandated safety features, manufacturing and quality control standards, as well as device performance standards. The Company's inability to achieve any success in any of these standards and regulatory requirements may adversely affect our brand, business, financial goals, operation results, and product performance.

We rely on other companies to provide supplies and services for our products.

We depend on suppliers and contractors to meet our contractual obligations to our customers and conduct our operations. Our ability to meet our obligations to our customers may be adversely affected if suppliers or contractors do not provide the agreed-upon ingredients or supplies or perform the agreed-upon services in compliance with customer requirements and in a timely and cost-effective manner. Likewise, the quality of our products may be adversely impacted if companies to whom we acquire ingredients or supplies, do not provide such ingredients or supplies which meet required specifications and perform to our, and our customers', expectations. Our suppliers may also be unable to quickly recover from natural disasters and other events beyond their control and may be subject to additional risks such as financial problems that limit their ability to conduct their operations. The risk of these adverse effects may be greater in circumstances where we rely on only one or two contractors or suppliers for a particular ingredient or supply. The supply of ingredients or supplies for our new or existing products could be delayed or constrained, or a key manufacturing vendor could delay shipments of ingredients or supplies to us adversely affecting our business and results of operations.

We may be inherently subject to conditions which permit only a single source supplier for specific components necessary to develop and manufacture the Qnetic Q500 FESS.

The Company will continuously and diligently work towards obtaining multiple sources of materials and components to mitigate risk in our supply chain. However, it is possible that specific components or solutions required to manufacturer an energy storage device may be subject to intellectual property, material availability, or expertise owned solely by a single supplier. A condition such as a single source supplier may hinder our ability to secure cost, schedule, and long term viability of the Qnetic Q500 FESS.

If our Qnetic Q500 FESS fails to meet performance goals, we may be required to perform mandatory repairs of defective components, recall of products, or litigation settlements.

If the Qnetic Q500 FESS are unable to meet performance and quality criteria, we may be required to perform product recalls to remedy defects. Failing to meet performance goals can lead to substantial costs related to performing such corrective actions. Although the Company will perform significant internal testing and qualifications, as well as external qualifications through approved third-party vendors against industry standards and regulatory requirements. there will be unanticipated conditions which may negatively impact expected performance and safety of our devices. As such, Qnetic may perform a corrective action such as a recall of products, mandatory repairs of defective components, or litigation settlements which can materially affect our financial goals, operation results, brand, business, and products.

We need to rapidly and successfully develop and introduce new products in a competitive, demanding and rapidly changing technological environment.

To succeed in our competitive industry, we must continually improve, refresh and expand our product offerings to include newer features, functionality or solutions, and keep pace with changes in the industry. Shortened product life cycles due to changing technology, customer demands and competitive pressures may impact the pace at which we must introduce new products or implement new functions or solutions. In addition, bringing new products or solutions to the market entails a costly and lengthy process, and requires us to accurately anticipate changing technologies, changing customer needs and trends. We must continue to respond to changing technologies, market demands and trends or our business operations may be adversely affected.

Industry consolidation may result in increased competition, which could result in a loss of customers or a reduction in revenue.

Some of our competitors have made or may make acquisitions or may enter into partnerships or other strategic relationships to offer more comprehensive services than they individually had offered or achieve greater economies of scale. In addition, new entrants not currently considered to be competitors may enter our market through acquisitions, partnerships or strategic relationships. We expect these trends to continue as companies attempt to strengthen or maintain their market positions. The potential entrants may have competitive advantages over us, such as greater name recognition, longer operating histories, more varied services and larger marketing budgets, as well as greater financial, technical and others` resources. The companies resulting from combinations or that expand or vertically integrate their business to include the market that we address may create more compelling service offerings and may offer greater pricing flexibility than we can or may engage in business practices that make it more difficult for us to compete effectively, including on the basis of price, sales and marketing programs, technology or service functionality. These pressures could result in a substantial loss of our customers or a reduction in our revenue.

Changes in tariffs, trade policies, or import/export regulations could increase our costs and adversely affect our business.

Our products and many of their components are manufactured or sourced internationally, including from countries that may be subject to changing U.S. trade policies and tariffs. Increases in tariffs, duties, or other import/export restrictions could raise the cost of our materials, finished goods, or logistics. The imposition of new tariffs or the modification or elimination of existing trade agreements may increase our expenses and make our products less price-competitive. In addition, uncertainty surrounding international trade relations may disrupt supply chains or delay shipments. We may not be able to pass increased costs on to customers without reducing demand, which could materially and adversely affect our margins, business, financial condition, and results of operations.

Limitations on director and officer liability and indemnification of our Company's officers and directors by us may discourage stockholders from bringing suit against an officer or director.

Our Company's Fourth Amended and Restated Certificate of Incorporation and Bylaws provide, with certain exceptions as permitted by governing state law, that a director or officer shall not be personally liable to us or our stockholders for breach of fiduciary duty as a director, except for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or unlawful payments of dividends. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on our behalf against a director.

We are responsible for the indemnification of our officers and directors.

Should our officers and/or directors require us to contribute to their defense, we may be required to spend significant amounts of our capital. Our Fourth Amended and Restated Certificate of Incorporation, and Bylaws, also provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of our Company. This indemnification policy could result in substantial expenditures, which we may be unable to recoup. If these expenditures are significant, or involve issues which result in significant liability for our key personnel, we may be unable to continue operating as a going concern.

We have a history of operating losses and our auditors have indicated that there is a substantial doubt about our ability to continue as a going concern.

To date, we have not been profitable and have incurred significant losses and cash flow deficits. For the fiscal years ended December 31, 2025 and 2024, we reported net losses of $(3,793,103) and $(1,250,875), respectively. As of December 31, 2025, the Company had an accumulated deficit of $6,134,362. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 8 to the audited financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We expect to experience losses in the future and may not become profitable.

Pursuant to our business strategy, we expect to continue to make expenditures on research and product development, and building out our operations, which will adversely affect operating results until revenues from sales of our products reach a level at which these costs are supported. Our recent operations have been financed and are expected to continue to be financed primarily through sales by us of our equity. We anticipate, based on our current proposed plans and assumptions relating to operations, that the net proceeds from the sale of the Shares offered hereby, assuming a fully subscribed offering, will be sufficient to satisfy our contemplated cash requirements for at least 18 months from the date of this offering.

Since the formation of our Company, we have not generated any revenues. We may experience quarterly and annual losses, and expect to do so at least through the end of the 2028 calendar year. We will need to generate significant revenues to achieve and maintain profitability once we launch our product.

If the Company cannot raise sufficient funds, it may not succeed.

Qnetic is offering Non-Voting-2 Preferred Stock in the amount of 8,433,735 shares and up to $35,000,000.25 in this Offering on a best-efforts basis and may not raise the complete amount. If we raise the full maximum amount in this Offering, even if the maximum amount is raised, the Company is likely to need additional funds in the future in order to grow, and if it cannot raise those funds for whatever reason, including reasons relating to the Company itself or to the broader economy, it may not survive. If the Company manages to raise a substantially lesser amount than the maximum amount, it will have to find other sources of funding for some of the plans outlined in "Use of Proceeds."

There is no certainty that our products, when ready for commercial sale, will be successfully marketed.

Our ability to develop and commercialize products based on our proprietary technology will depend on our ability to develop products internally and may depend upon key outside partnerships that may not materialize on a timely basis or at all. There is no certainty that products employing our technology will be successfully marketed or licensed. Our products and technologies may prove to be unworkable or economically unfeasible. Many energy storage products require long development and testing periods and large capital investments with no certainty that the product will be successfully marketed.

We may have a limited number of products.

We may not be able to afford to develop additional products. If the production or sales of any of our limited number of products do not meet our expectations, our dependence upon small numbers of products and our inability to quickly develop new products could have a material adverse effect upon our business, prospects, financial condition and results of operations.

The failure of our products to gain market acceptance would have an adverse effect upon our ability to generate revenues and attain profitability.

A significant challenge for us will be gaining market acceptance of our products. The participation and interest of energy storage providers will be critical. It may require significant time, effort and expense to attract sufficient numbers of buyers of our products to gain widespread acceptance. We cannot assure you that a sufficient number of buyers will invest the time required to gain familiarity with and be trained in the use of our products, or that, once trained, they will be committed to continued usage.

Market acceptance of our products depends on many factors, including our ability to convince prospective customers that our technology is an attractive alternative to other technologies, to manufacture products in sufficient quantities and at an acceptable cost, and to supply and service sufficient quantities of our products directly or through our strategic alliances. The industry is subject to rapid and continuous change arising from, among other things, consolidation and technological improvements.

One or more of these factors may vary unpredictably, which could have a material adverse effect upon our business, prospects, financial condition and results of operations.

We will be dependent upon third party suppliers and manufacturers.

Because of our limited resources, we will be dependent upon other companies to supply key components and to manufacture our products. Our ability to develop and maintain relationships with these suppliers, as well as our ability to develop additional sources for key components and manufacturing capabilities, may be important for our long-term success. We cannot assure you that we will be able to establish or maintain relationships with third party suppliers and manufacturers that may be necessary for the execution of our business plan.

We may not effectively execute our strategy.

Our business strategy requires that we successfully and simultaneously complete many tasks. To be successful, we will need to:

  Raise sufficient capital to fund our financial requirements;
  Develop products that gain market acceptance and can be sold at competitive prices;
  Negotiate effective business relationships and licensing agreements with others in the energy storage industry;
  Attract and retain qualified, professional employees; and
  Evolve our business to gain advantages in an increasingly competitive environment.

We cannot assure you that we will be able to successfully execute any or all of the elements of our strategy. Our failure to successfully execute any one of the elements of our strategy may have a material adverse effect on our business and results of operations.

We may fail to implement our business plan.

Investors may lose their entire investment if we fail to implement our business plan. Our prospects must be considered in light of the risks, uncertainties, expenses, and difficulties frequently encountered by companies in their early stages of development. These risks include, without limitation, competition, the absence of ongoing revenue streams, inexperienced management and lack of brand recognition. We cannot guarantee that we will be successful in executing our business. If we fail to implement and create a base of operations for our proposed business, we may be forced to cease operations, in which case investors may lose their entire investment.

Information technology system failures or breaches of our network security could interrupt our operations and adversely affect our business.

We rely on our computer systems and network infrastructure across our operations. Our operations depend upon our ability to protect our computer equipment and systems against damage from physical theft, fire, power loss, telecommunications failure or other catastrophic events, as well as from internal and external security breaches, viruses and other disruptive problems. Any damage or failure of our computer systems or network infrastructure that causes an interruption in our operations could have a material adverse effect on our business and subject us to litigation or to actions by regulatory authorities.

We are continuing to develop our information technology capabilities, if we are unable to successfully upgrade or expand our technological capabilities, we may not have the ability to take advantage of market opportunities, manage our costs and transactional data effectively, satisfy customer requirements, execute our business plan or respond to competitive pressures.

Our risk management efforts may not be effective which could result in unforeseen losses.

We could incur substantial losses and our business operations could be disrupted if we are unable to effectively identify, manage, monitor, and mitigate financial risks, such as credit risk, interest rate risk, prepayment risk, liquidity risk, and other market-related risks, as well as operational risks related to our business, assets and liabilities. Our risk management policies, procedures, and techniques, including our scoring methodology, may not be sufficient to identify all of the risks we are exposed to, mitigate the risks we have identified or identify additional risks to which we may become subject in the future.

Compliance with Regulation A and reporting to the SEC could be costly, and our management will be required to devote substantial time to the compliance requirements of Regulation A.

Compliance with Regulation A could be costly and requires legal and accounting expertise. After qualifying this Form 1-A, we will be obligated to file an annual report on Form 1-K, a semiannual report on Form 1-SA, and current reports on Form 1-U. Our legal and financial staff may need to be increased in order to comply with Regulation A. Compliance with Regulation A will also require greater expenditures on outside counsel, outside auditors, and financial printers in order to remain in compliance. Failure to remain in compliance with Regulation A may subject us to sanctions, penalties, and reputational damage and would adversely affect our results of operations.

If we become a public reporting Company in the future, we will be required to publicly report on an ongoing basis as an "emerging growth Company" and will be subject to less rigorous public reporting requirements and cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our Common Stock less attractive to investors.

If we become a public reporting Company in the future, we will be required to publicly report on an ongoing basis as an "emerging growth Company" (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an "emerging growth Company", we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not "emerging growth companies", including but not limited to:

  not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;
  being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and
  being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In such case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not "emerging growth companies", and our stockholders could receive less information than they might expect to receive from more mature public companies.

Damage to our reputation could negatively impact our business, financial condition and results of operations.

Our reputation and the quality of our brand are critical to our business and success in existing markets, and will be critical to our success as we enter new markets. Any incident that erodes consumer loyalty for our brand could significantly reduce its value and damage our business. We may be adversely affected by any negative publicity, regardless of its accuracy. Also, there has been a marked increase in the use of social media platforms and similar devices, including blogs, social media websites and other forms of internet-based communications that provide individuals with access to a broad audience of consumers and other interested persons. The availability of information on social media platforms is virtually immediate as is its impact. Information posted may be adverse to our interests or may be inaccurate, each of which may harm our performance, prospects or business. The harm may be immediate and may disseminate rapidly and broadly, without affording us an opportunity for redress or correction.

Our business could be negatively impacted by cyber security threats, attacks and other disruptions.

We may face advanced and persistent attacks on our information infrastructure where we manage and store various proprietary information and sensitive/confidential data relating to our operations. These attacks may include sophisticated malware (viruses, worms, and other malicious software programs) and phishing emails that attack our products or otherwise exploit any security vulnerabilities. These intrusions sometimes may be zero-day malware that are difficult to identify because they are not included in the signature set of commercially available antivirus scanning programs. Experienced computer programmers and hackers may be able to penetrate our network security and misappropriate or compromise our confidential information or that of our customers or other third-parties, create system disruptions, or cause shutdowns. Additionally, sophisticated software and applications that we produce or procure from third-parties may contain defects in design or manufacture, including "bugs" and other problems that could unexpectedly interfere with the operation of the information infrastructure. A disruption, infiltration or failure of our information infrastructure systems or any of our data centers as a result of software or hardware malfunctions, computer viruses, cyber-attacks, employee theft or misuse, power disruptions, natural disasters or accidents could cause breaches of data security, loss of critical data and performance delays, which in turn could adversely affect our business.

Security breaches of confidential customer information, in connection with our electronic processing of credit and debit card transactions, or confidential employee information may adversely affect our business.

Our business requires the collection, transmission and retention of personally identifiable information, in various information technology systems that we maintain and in those maintained by third parties with whom we contract to provide services. The integrity and protection of that data is critical to us. The information, security and privacy requirements imposed by governmental regulation are increasingly demanding. Our systems may not be able to satisfy these changing requirements and customer and employee expectations, or may require significant additional investments or time in order to do so. A breach in the security of our information technology systems or those of our service providers could lead to an interruption in the operation of our systems, resulting in operational inefficiencies and a loss of profits. Additionally, a significant theft, loss or misappropriation of, or access to, customers' or other proprietary data or other breach of our information technology systems could result in fines, legal claims or proceedings.

The use of individually identifiable data by our business, our business associates and third parties is regulated at the state, federal and international levels.

The regulation of individual data is changing rapidly, and in unpredictable ways. A change in regulation could adversely affect our business, including causing our business model to no longer be viable. Costs associated with information security - such as investment in technology, the costs of compliance with consumer protection laws and costs resulting from consumer fraud - could cause our business and results of operations to suffer materially. Additionally, the success of our online operations depends upon the secure transmission of confidential information over public networks, including the use of cashless payments. The intentional or negligent actions of employees, business associates or third parties may undermine our security measures. As a result, unauthorized parties may obtain access to our data systems and misappropriate confidential data. There can be no assurance that advances in computer capabilities, new discoveries in the field of cryptography or other developments will prevent the compromise of our customer transaction processing capabilities and personal data. If any such compromise of our security or the security of information residing with our business associates or third parties were to occur, it could have a material adverse effect on our reputation, operating results and financial condition. Any compromise of our data security may materially increase the costs we incur to protect against such breaches and could subject us to additional legal risk.

Changes in federal, state or local laws and government regulation could adversely impact our business.

The Company is subject to legislation and regulation at the federal, state and local levels. In particular, our product will be subject to insurance safety testing, regulatory mandated safety features, manufacturing and quality control standards, as well as device performance standards. New laws and regulations may impose new and significant disclosure obligations and other operational, marketing and compliance-related obligations and requirements, which may lead to additional costs, risks of non-compliance, and diversion of our management's time and attention from strategic initiatives. Additionally, federal, state and local legislators or regulators may change current laws or regulations which could adversely impact our business. Further, court actions or regulatory proceedings could also change our rights and obligations under applicable federal, state and local laws, which cannot be predicted. Modifications to existing requirements or imposition of new requirements or limitations could have an adverse impact on our business.

We operate in a highly regulated environment, and if we are found to be in violation of any of the federal, state, or local laws or regulations applicable to us, our business could suffer.

We are also subject to a wide range of international, federal, state, and local laws and regulations. The violation of these or future requirements or laws and regulations could result in administrative, civil, or criminal sanctions against us, which may include fines, a cease and desist order against the subject operations or even revocation or suspension of our license to operate the subject business. As a result, we may incur capital and operating expenditures and other costs to comply with these requirements and laws and regulations.

Changes in employment laws or regulation could harm our performance.

Various federal and state labor laws govern our relationship with our employees and affect operating costs. These laws include minimum wage requirements, overtime pay, healthcare reform and the implementation of the Patient Protection and Affordable Care Act, unemployment tax rates, workers' compensation rates, citizenship requirements, union membership and sales taxes. A number of factors could adversely affect our operating results, including additional government- imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, mandated training for employees, changing regulations from the National Labor Relations Board and increased employee litigation including claims relating to the Fair Labor Standards Act.

Global crises and geopolitical events, including without limitation, COVID-19 can have a significant effect on our business operations and revenue projections.

A significant outbreak of contagious diseases, such as COVID-19, in the human population could result in a widespread health crisis. Additionally, geopolitical events, such as wars or conflicts, could result in global disruptions to supplies, political uncertainty and displacement. Each of these crises could adversely affect the economies and financial markets of many countries, including the United States where we principally operate, resulting in an economic downturn that could reduce the demand for our products and services and impair our business prospects, including as a result of being unable to raise additional capital on acceptable terms, if at all.

Intellectual Property Risks

We rely on various intellectual property rights, including patents, in order to operate our business.

The Company relies on certain intellectual property rights, including its patents, to operate its business. These intellectual property rights are the most valuable asset of the Company. The Company intends to continue to file additional patent applications and build its intellectual property portfolio as it discovers new technologies related to the development of flywheel energy storage systems (FESS). The Company's intellectual property rights may not be sufficiently broad or otherwise may not provide us a significant competitive advantage. In addition, the steps that we have taken to maintain and protect our intellectual property may not prevent it from being challenged, invalidated, circumvented or designed-around, particularly in countries where intellectual property rights are not highly developed or protected. In some circumstances, enforcement may not be available to us because an infringer has a dominant intellectual property position or for other business reasons, or countries may require compulsory licensing of our intellectual property. Our failure to obtain or maintain intellectual property rights, particularly our patents, that convey competitive advantage, adequately protect our intellectual property or detect or prevent circumvention or unauthorized use of such property, could adversely impact our competitive position and results of operations. We also rely on nondisclosure and noncompetition agreements with employees, consultants and other parties to protect, in part, trade secrets and other proprietary rights. There can be no assurance that these agreements will adequately protect our trade secrets and other proprietary rights and will not be breached, that we will have adequate remedies for any breach, that others will not independently develop substantially equivalent proprietary information or that third parties will not otherwise gain access to our trade secrets or other proprietary rights. As we expand our business, protecting our intellectual property will become increasingly important. The protective steps we have taken may be inadequate to deter our competitors from using our proprietary information. In order to protect or enforce our intellectual property and/or patent rights, we may be required to initiate litigation against third parties, such as infringement lawsuits. Also, these third parties may assert claims against us with or without provocation. The law relating to the scope and validity of claims in the technology field in which we operate is still evolving and, consequently, intellectual property positions in our industry are generally uncertain. These lawsuits could be expensive, take significant time and could divert management's attention from other business concerns. We cannot assure you that we will prevail in any of these potential suits or that the damages or other remedies awarded, if any, would be commercially valuable.

Our success depends in part on our ability to obtain, maintain and protect our intellectual property. It is difficult and costly to protect our proprietary rights and technology, and we may not be able to ensure their protection.

Our commercial success will depend in large part on obtaining and maintaining patent, trademark, trade secret and other intellectual property protection of our proprietary technologies and product candidates, as well as successfully defending our patents and other intellectual property rights against third-party challenges. Our ability to stop unauthorized third parties from making, using, selling, offering to sell, importing or otherwise commercializing our product candidate is dependent upon the extent to which we have rights under valid and enforceable patents or trade secrets that cover these activities. If we are unable to secure and maintain patent protection for any product or technology we develop, or if the scope of the patent protection secured is not sufficiently broad, our competitors could develop and commercialize products and technology similar or identical to ours, and our ability to commercialize any product candidates we may develop may be adversely affected.

The patenting process is expensive and time-consuming, and we may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. In addition, we may not pursue or obtain patent protection in all relevant markets. It is also possible that we will fail to identify patentable aspects of our research and development output before it is too late to obtain patent protection. Moreover, in some circumstances, we may not have the right to control the preparation, filing and prosecution of patent applications, or to maintain the patents, covering technology that we license from or license to third parties and are reliant on our licensors or licensees to do so. Our pending and future patent applications may not result in issued patents. Even if patent applications we license or own currently or in the future issue as patents, they may not issue in a form that will provide us with any meaningful protection, prevent competitors or other third parties from competing with us, or otherwise provide us with any competitive advantage. Any patents that we hold may be challenged, narrowed, circumvented, or invalidated by third parties. Consequently, we do not know whether any of our platform advances and product candidates will be protectable or remain protected by valid and enforceable patents. In addition, our existing patents and any future patents we obtain may not be sufficiently broad to prevent others from using our technology or from developing competing products and technologies.

Our proprietary technology includes unpatented trade secrets, which we may not be able to protect.

Our proprietary technology includes unpatented trade secrets, the competitive advantage of which is substantially dependent upon our ability to maintain their continued secrecy. Trade secrets are difficult to protect. We cannot assure you that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets, that those trade secrets will not be disclosed, or that we can effectively protect our unpatented trade secrets.

In an effort to protect our trade secrets, we have a policy of requiring our employees, consultants and advisors to execute proprietary information agreements upon commencement of employment or consulting relationships with us. We expect that these agreements will provide that all confidential information developed or made known to the individual during the course of his or her relationship with us must be kept confidential, except in specified circumstances. We cannot assure you, however, that these agreements will provide meaningful protection for our trade secrets or other proprietary information in the event of the unauthorized use or disclosure of confidential information.

Third-party claims of intellectual property infringement may prevent, delay or otherwise interfere with our product discovery and development efforts.

Our commercial success depends in part on our ability to develop, manufacture, market and sell our products and use our proprietary technologies without infringing, misappropriating or otherwise violating the intellectual property or proprietary rights of third parties. There is a substantial amount of litigation involving patents and other intellectual property rights in the technology and energy storage industries, as well as administrative proceedings for challenging patents, including interference, derivation, inter partes review, post grant review, and reexamination proceedings before the USPTO or oppositions and other comparable proceedings in foreign jurisdictions. We may be exposed to, or threatened with, future litigation by third parties having patent or other intellectual property rights alleging that our product candidates and/or proprietary technologies infringe, misappropriate or otherwise violate their intellectual property rights. Numerous U.S. and foreign issued patents and pending patent applications that are owned by third parties exist in the fields in which we are developing our products. As the technology and energy storage industries expand and more patents are issued, the risk increases that our products may give rise to claims of infringement of the patent rights of others. Moreover, it is not always clear to industry participants, including us, which patents cover various types of products or their methods of use or manufacture. Thus, because of the large number of patents issued and patent applications filed in our field, third parties may allege they have patent rights encompassing our product candidate, technologies or methods.

Our intellectual property rights may not provide meaningful commercial protection for our products, which could enable third parties to use our technology or very similar technology and could reduce our ability to compete successfully.

Our ability to compete effectively will depend, in part, on our ability to maintain the proprietary nature of our technologies, which includes our ability to obtain, protect and enforce patents on our technology and to protect our trade secrets. While our technology is subject to patent applications that cover significant aspects of our product line, our patent applications may not provide us with any significant competitive advantage. Others may challenge our patent applications and, as a result, our proprietary rights could be narrowed, invalidated or rendered unenforceable. Competitors may develop products similar to ours that our patent applications do not cover. Our current and future patent applications may not result in the issuance of patents. Further, there is a substantial backlog of patent applications in many patent offices and the approval or rejection of patent applications may take several years.

We may be involved in lawsuits to protect or enforce our patents or the patents of our licensors, which could be expensive, time-consuming and unsuccessful and could result in a finding that such patents are unenforceable or invalid.

Competitors may infringe our patents. To counter infringement or unauthorized use, we may be required to file infringement claims, which can be expensive and time-consuming. In addition, in an infringement proceeding, a court may decide that one or more of our patents is not valid or is unenforceable, or may refuse to stop the other party from using the technology at issue on the grounds that our patents do not cover the technology in question. In patent litigation in the United States, defendant counterclaims alleging invalidity and/or unenforceability are commonplace, and there are numerous grounds upon which a third party can assert invalidity or unenforceability of a patent. Third parties may also raise similar claims before administrative bodies in the United States or abroad, even outside the context of litigation. These types of mechanisms include re-examination, post-grant review, inter partes review, interference proceedings, derivation proceedings, and equivalent proceedings in foreign jurisdictions (e.g., opposition proceedings). These types of proceedings could result in revocation or amendment to our patents such that they no longer cover our product candidates. The outcome for any particular patent following legal assertions of invalidity and unenforceability is unpredictable. With respect to the validity question, for example, we cannot be certain that there is no invalidating prior art, of which we, our patent counsel and the patent examiner were unaware during prosecution. If a defendant were to prevail on a legal assertion of invalidity and/or unenforceability, or if we are otherwise unable to adequately protect our rights, we would lose at least part, and perhaps all, of the patent protection on our product candidates. Defense of these types of claims, regardless of their merit, would involve substantial litigation expense and would be a substantial diversion of employee resources from our business.

Conversely, we may choose to challenge the patentability of claims in a third party's U.S. patent by requesting that the USPTO review the patent claims in re-examination, post-grant review, inter partes review, interference proceedings, derivation proceedings, and equivalent proceedings in foreign jurisdictions (e.g., opposition proceedings), or we may choose to challenge a third party's patent in patent opposition proceedings in the European Patent Office, or EPO, or another foreign patent office. Even if successful, the costs of these opposition proceedings could be substantial, and may consume our time or other resources. If we fail to obtain a favorable result at the USPTO, EPO or other patent office then we may be exposed to litigation by a third party alleging that the patent may be infringed by our product candidates or proprietary technologies.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, that perception could have a substantial adverse effect on the price of our Shares. Any of the foregoing could have a material adverse effect on our business financial condition, results of operations and prospects.

We may not be able to obtain or enforce our intellectual property rights throughout the world.

Our patent applications are international (WIPO/PCT) filings that have not yet entered national phase in most jurisdictions, and rights outside the United States may be less extensive or harder to enforce. Filing, prosecuting and defending patents on product candidates in all countries throughout the world would be prohibitively expensive, and our intellectual property rights in some countries outside the United States can be less extensive than those in the United States. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as federal and state laws in the United States. Consequently, we may not be able to prevent third parties from practicing our inventions in all countries outside the United States, or from selling or importing products made using our inventions in and into the United States or other jurisdictions. Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products and, further, may export otherwise infringing products to territories where we have patent protection but where enforcement is not as strong as that in the United States. These products may compete with our product candidates in jurisdictions where we do not have any issued patents and our patent claims or other intellectual property rights may not be effective or sufficient to prevent them from competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents, trade secrets and other intellectual property protection, particularly those relating to biopharmaceutical products, which could make it difficult for us to stop the infringement of our patents or marketing of competing products against third parties in violation of our proprietary rights generally. The initiation of proceedings by third parties to challenge the scope or validity of our patent rights in foreign jurisdictions could result in substantial cost and divert our efforts and attention from other aspects of our business. Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, our efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license.

Third parties may assert that our employees or consultants have wrongfully used or disclosed confidential information or misappropriated trade secrets.

As is common in the technology and energy storage industries, we employ individuals who were previously employed at universities or other technology or energy storage companies, including our competitors or potential competitors. Although no misappropriation or improper disclosure claims against us are currently pending, and although we try to ensure that our employees and consultants do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that we or our employees, consultants or independent contractors have inadvertently or otherwise used or disclosed intellectual property, including trade secrets or other proprietary information, of a former employer or other third parties. We may then have to pursue litigation to defend against these claims. If we fail in defending any claims of this nature in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. Even if we are successful in defending against these types of claims, litigation or other legal proceedings relating to intellectual property claims may cause us to incur significant expenses, and could distract our technical and management personnel from their normal responsibilities. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments, and, if securities analysts or investors perceive these results to be negative, that perception could have a substantial adverse effect on the price of our Shares. This type of litigation or proceeding could substantially increase our operating losses and reduce our resources available for development activities, and we may not have sufficient financial or other resources to adequately conduct this type of litigation or proceedings. For example, some of our competitors may be able to sustain the costs of this type of litigation or proceedings more effectively than we can because of their substantially greater financial resources. In any case, uncertainties resulting from the initiation and continuation of intellectual property litigation or other intellectual property related proceedings could adversely affect our ability to compete in the marketplace.

Obtaining and maintaining our patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.

Periodic maintenance fees on any issued patent are due to be paid to the USPTO and foreign patent agencies in several stages over the lifetime of the patent. The USPTO and various foreign patent agencies also require compliance with a number of procedural, documentary, fee payment and other provisions during the patent application process and following the issuance of a patent. While an inadvertent lapse can in many cases be cured by payment of a late fee or by other means in accordance with the applicable rules, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. Noncompliance events that could result in abandonment or lapse of a patent or patent application include, but are not limited to, failure to respond to official actions within prescribed time limits, non-payment of fees and failure to properly legalize and submit formal documents. Were a noncompliance event to occur, our competitors might be able to enter the market, which would have a material adverse effect on our business financial condition, results of operations and prospects.

Changes in patent law in the United States and in non-U.S. jurisdictions could diminish the value of patents in general, thereby impairing our ability to protect our product candidates.

As is the case with other energy storage companies, our success is heavily dependent on intellectual property, particularly patents. Obtaining and enforcing patents in the energy storage industry involve both technological and legal complexity, and is therefore costly, time-consuming and inherently uncertain.

Past or future patent reform legislation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents. For example, in March 2013, under the Leahy-Smith America Invents Act, or America Invents Act, the United States moved from a "first to invent" to a "first-to-file" patent system. Under a "first-to-file" system, assuming the other requirements for patentability are met, the first inventor to file a patent application generally will be entitled to a patent on the invention regardless of whether another inventor had made the invention earlier. The America Invents Act includes a number of other significant changes to U.S. patent law, including provisions that affect the way patent applications are prosecuted, redefine prior art and establish a new post-grant review system. The effects of these changes are currently unclear as the USPTO continues to promulgate new regulations and procedures in connection with the America Invents Act and many of the substantive changes to patent law, including the "first-to-file" provisions, only became effective in March 2013. In addition, the courts have yet to address many of these provisions and the applicability of the act and new regulations on the specific patents discussed in this filing have not been determined and would need to be reviewed. However, the America Invents Act and its implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents.

Additionally, recent U.S. Supreme Court rulings have narrowed the scope of patent protection available in certain circumstances and weakened the rights of patent owners in certain situations. In addition to increasing uncertainty with regard to our ability to obtain patents in the future, this combination of events has created uncertainty with respect to the value of patents, once obtained. Depending on decisions by the U.S. Congress, the federal courts and the USPTO, the laws and regulations governing patents could change in unpredictable ways that would weaken our ability to obtain new patents or to enforce our existing patents and patents that we might obtain in the future. While we do not believe that any of our owned patents will be found invalid based on this decision, we cannot predict how future decisions by the courts, the U.S. Congress or the USPTO may impact the value of our patents. Any similar adverse changes in the patent laws of other jurisdictions could also have a material adverse effect on our business, financial condition, results of operations and prospects.

Patent terms may be inadequate to protect our competitive position on our product candidates for an adequate amount of time.

Patents have a limited lifespan. In the United States, if all maintenance fees are timely paid, the natural expiration of a patent is generally 20 years from its earliest U.S. non-provisional filing date. Various extensions may be available, but the life of a patent, and the protection it affords, is limited. Even if patents covering our product candidates are obtained, once the patent life has expired, we may be open to competition from competitive products, including generics. Given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting our product candidates might expire before or shortly after we or our partners commercialize those candidates. As a result, our owned and licensed patent portfolio may not provide us with sufficient rights to exclude others from commercializing products similar or identical to ours.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

Some of the statements in this Offering Circular are forward-looking statements that are based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as "anticipates," "believes," "could," "seeks," "estimates," "intends," "may," "plans," "potential," "predicts," "projects," "should," "will," "would" or similar expressions and the negatives of those terms. These forward-looking statements relate to future events or our future financial performance and involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under "Risk Factors." We caution you not to place undue reliance on these forward-looking statements. The Company does not undertake any obligation to revise or update these forward-looking statements to reflect events or circumstances after such date or to reflect the occurrence of unanticipated events.

DILUTION

In the last twelve months, the Company has issued options to purchase Common Stock to Michael Pratt, its CEO, Loïc Bastard, its CTO, and Malcolm Mathews, its COO, each in the amount of 40,690 options at an exercise price of $0.13 per share. The Company may make future equity issuances outside of this offering which will dilute investors. We may require additional capital for the expansion of our operations and may require additional cash resources due to changed business conditions or other future developments. If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in additional dilution to our shareholders and such securities may have rights superior to those of the Shares offered herein. The incurrence of additional indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

Additionally, the public offering price of our Shares is higher than the pro forma net tangible book value per share of the outstanding Non-Voting-2 Preferred Stock immediately after this offering. As a result of this dilution, investors purchasing Shares in this offering could receive significantly less than the full purchase price that they paid for the Shares purchased in this offering in the event of a liquidation. Moreover, we have outstanding options to purchase common stock with strike prices less than the price per Share in this offering. Consequently, if these options are exercised, there could be further dilution to the purchasers of our Shares. Further, we are offering Bonus Shares of Non-Voting-2 Preferred Stock to investors, thereby diluting any investor who is not issued Bonus Shares or any investor who is issued Bonus Shares at a lower percentage than other investors.

As of August 31, 2026 (the most recent practicable date for providing such information), prior to the commencement of this offering, we had outstanding approximately 8,039,998 of our shares of Common Stock and approximately 14,334,680 of our shares of Preferred Stock (convertible into shares of our Common Stock at a 1-to-1 conversion rate, subject to future adjustments under certain anti-dilution or recapitalization conditions), or a total of 22,374,678shares, Common and convertible Preferred, issued and outstanding. Based on this number of outstanding shares (excluding 5,182,973 issued and outstanding options to purchase Common Stock), and the price at which we are offering new shares of Non-Voting-2 Preferred Stock (the "Shares") in this offering, the pre-offering value of our Company, prior to the issue and sale of any Shares in this offering, could be calculated to be $92,854,913 (or $114,364,251 on a fully diluted basis including options). This calculation is provided for informational purposes only. It is based on assumptions and expectations made as of the date of this offering circular and is subject to significant economic, market and operational uncertainties and to changes and developments subsequent to the date of this Offering Circular. Important factors that could cause our results of operations, financial condition and value to differ materially from expectations include, among other things, the risk factors discussed in this Offering Circular. This calculation is not a guarantee of actual future market value. It does not represent a verified market transaction or a formal finding or opinion. It should not be relied upon as investment, tax, or legal advice. Investors should conduct their own due diligence and analysis, and consult with professional advisors, before making any financial decisions.

PLAN OF DISTRIBUTION

The Company is offering up to 8,433,735 shares of Non-Voting-2 Preferred Stock at a price per Share of $4.15, for a potential Maximum Offering Amount of $35,000,000.25. Additionally, the Company is charging investors a 3% Investor Processing Fee, for additional proceeds to the Company of up to $1,050,000.01. No Shares will be issued in exchange for the Investor Processing Fee but the Broker will earn its commission on such fee. There is no minimum offering amount and no provision to return investor funds if a minimum number of Shares is not sold. All accepted subscription funds will be immediately available for the Company's use. No fractional Shares will be issued. The minimum investment established for each investor is $502.15, plus the Investor Processing Fee ($517.21 total), which minimum may be waived by the Company on a case by case basis for any reason or no reason at all.

To offset some of the transactional expenses associated with this offering, we will charge investors a fee equal to 3% of the dollar amount of Shares purchased. The Investor Processing Fee will be rounded to the nearest whole dollar. No Shares will be issued in consideration for Investor Processing Fees.

Investors will receive Bonus Shares as follows:

Loyalty Bonus | 5% Bonus Shares

Prior investors in the Company are eligible for 5% Bonus Shares as a loyalty bonus regardless of the amount of shares of Non-Voting-2 Preferred Stock they purchase in this Offering. The Loyalty Bonus may be combined with the Investment Incentives below; provided, that the maximum aggregate Bonus Shares any investor may receive for investment(s) is 20% of the Shares purchased.

Investment Incentives

Invest $2,500 and receive 5% bonus shares

Invest $5,000+ and receive 10% bonus shares.

Invest $10,000+ and receive 15% bonus shares.

Invest $25,000+ and receive 20% bonus shares.

Bonus Shares are cumulative and will be calculated and awarded at the conclusion of the Offering.  The maximum aggregate Bonus Shares any investor may receive for investment is 20% of the Shares purchased. The maximum number of Bonus Shares that the Company will issue cannot be determined at this time; however, if the Company were to issue the maximum number of Bonus Shares possible, the Company would issue 1,686,747 Bonus Shares in this offering, for a total 10,120,482 offered Shares.

We intend to conduct multiple separate closings, which closings may be conducted on a rolling basis. Closings will occur promptly after receiving investor funds. We do not intend to conduct closings less frequently than every 30 days. This offering will terminate at the earlier to occur of: (i) all Shares offered hereby being sold, (ii) the date three years from the date this offering circular is initially qualified by the SEC, although the offering may be extended by an additional 180 days if the Company files a new offering statement covering these securities pursuant to SEC Rule 251(d)(3)(i)(F) (notwithstanding the foregoing, the Company reasonably expects to sell all Shares within two years from qualification), or (iii) such earlier date as terminated by the Company.

Agreement with DealMaker Securities, LLC

We have engaged DealMaker Securities, LLC as our Broker of record to assist in our self-driven capital raise on a best-efforts basis of our Shares in those states where the Broker is registered to undertake such activities. The Broker will not solicit potential investors or make investment recommendations and is under no obligation to purchase any securities or arrange for the sale of any specific number or dollar amount of securities.

The Company has also engaged affiliates of the Broker to provide certain ancillary services. The Broker and its affiliates provide separate services to the Company to help facilitate the offering, from establishment of the platform to be used for subscription processing, through back-office operations/compliance. Although orchestrated through the Broker, each affiliate has separate compensation, and agreements embedded into the Broker's services agreement.

Fees, Commissions and Discounts

The following table shows the total maximum discounts and commissions payable to the Broker and its affiliates.

	Per Share	Total
Public offering price (including Investor Processing Fee)	$4.2745	$36,050,000
Maximum broker and affiliate commissions and fees	$0.1976	$1,666,250
Proceeds, before other expenses	$4.0769	$34,383,750

Administrative and Compliance Related Functions

With the services provided by the Broker and its affiliates there are different fee types associated with the specific services, which are routine for those service providers. None of the fees for the services are indeterminate in nature, and therefore have their own set of maximum fees. The compensation described below in a.) and b.) payable to Broker and affiliates, will, in aggregate, not exceed $1,666,250 (if the offering is fully subscribed).

Broker has not investigated the desirability or advisability of investment in the Shares, nor approved, endorsed or passed upon the merits of purchasing the interests. Broker is not participating as an underwriter and under no circumstance will it recommend our Company's securities or provide investment advice to any prospective investor, or make any securities recommendations to investors. Broker is not distributing any offering circulars or making any oral representations concerning this offering circular or this offering. Based upon Broker's anticipated limited role in this offering, it has not and will not conduct extensive due diligence of this offering and no investor should rely on the involvement of Broker in this offering as any basis for a belief that it has done extensive due diligence. Broker does not expressly or impliedly affirm the completeness or accuracy of the offering statement and/or offering circular presented to investors by our Company. All inquiries regarding this offering should be made directly to our Company.

a.) Administrative and Compliance Related Functions

Our Broker has agreed to provide the following services in advance of the offering for a one-time payment of $15,000 advanced against accountable expenses:

  Reviewing and performing due diligence on our Company and our management and principals and consulting with us regarding same;
  Consulting with our Company on best business practices regarding this raise in light of current market conditions and prior self-directed capital raises;
  White labelled platform customization to capture investor acquisition through the Broker's platform's analytic and communication tools;
  Consulting with our Company on question customization for investor questionnaire;
  Consulting with our Company on selection of webhosting services;
  Consulting with our Company on completing template for the offering campaign page;
  Advising us on compliance of marketing materials and other communications with the public with applicable legal standards and requirements;
  Providing advice to our Company on preparation and completion of this offering circular;
  Advising our Company on how to configure our website for the offering working with prospective investors;
  Provide extensive, review, training and advice to our Company and our personnel on how to configure and use the electronic platform for the Offering powered by DealMaker.tech, an affiliate of the Broker;

  Assisting our Company in the preparation of state, Commission and FINRA filings related to the Offering; and
  Working with our personnel and counsel in providing information to the extent necessary.

Our Broker will also receive cash commissions equal to 4.5% of the amount raised in this offering, including Investor Processing Fees, for providing the following services:

  Reviewing investor information, including identity verification, performing Anti-Money Laundering ("AML") and other compliance background checks, and providing issuer with information on an investor in order for issuer to determine whether to accept such investor into the offering;
  If necessary, discussions with us regarding additional information or clarification on a Company-invited investor;
  Coordinating with third-party agents and vendors in connection with performance of services;
  Reviewing each investor's subscription agreement to confirm such investor's participation in the Offering and provide a recommendation to us whether or not to accept the subscription agreement for the investor's participation;
  Contacting and/or notifying us, if needed, to gather additional information or clarification on an investor;
  Providing a dedicated account manager; and
  Providing ongoing advice to us on compliance of marketing material and other communications with the public, including with respect to applicable legal standards and requirements.

Such services will not include providing any investment advice or any investment recommendations to any investor.

The maximum compensation to be collected by the Broker for amounts raised in the offering (including on investor processing fees) and advances for accountable expenses is $1,637,250, if the offering is fully subscribed.

b.) Technology Services

The Company has also engaged Novation Solutions Inc. O/A DealMaker ("DealMaker"), an affiliate of Broker, to create and maintain the online subscription processing platform for the offering.

After the qualification by the Commission of the Offering Statement of which this Offering Circular is a part, this offering will be conducted using the online subscription processing platform of DealMaker through our website whereby investors will receive, review, execute and deliver subscription agreements electronically as well as make payment of the purchase price through a third-party processor by ACH debit transfer or wire transfer or credit card to an account we designate.

For these services, we have agreed to pay DealMaker a one-time payment of $5,000, plus monthly payments of $2,000, not to exceed $6,000, before qualification for accountable expenses. After qualification, we have agreed to pay a $2,000 monthly platform hosting and maintenance (management) fee, not to exceed $18,000.

The maximum compensation to be collected by DealMaker is $29,000.

The Offering information will be provided via the Company's website at https://qnetic.energy and the DealMaker subscription platform. See Exhibit 6.11 - Dealmaker Reg A Order Form.

Investor Qualification Standards

Our Shares are being offered and sold only to "qualified purchasers" (as defined in Regulation A under the Securities Act). "Qualified purchasers" include: (i) "accredited investors" under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in any of the Shares of our Company does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any investor's subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a "qualified purchaser" for purposes of Regulation A.

For an individual potential investor to be an "accredited investor" for purposes of satisfying one of the tests in the "qualified purchaser" definition, the investor must be a natural person who has:

1. an individual net worth, or joint net worth with the person's spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not negative equity), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence; or

2. earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. For purposes of determining whether a potential investor is a "qualified purchaser," annual income and net worth should be calculated as provided in the "accredited investor" definition under Rule 501 of Regulation D.

If you live outside the United States, it is your responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase, including obtaining required governmental or other consent and observing any other required legal or other formalities.

We will be permitted to make a determination that the subscribers of Shares in this offering are qualified purchasers in reliance on the information and representations provided by the subscriber regarding the subscriber's financial situation.  Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to http://www.investor.gov. We may accept or reject any subscription, in whole or in part, for any reason or no reason at all.

An investment in our Shares may involve significant risks. Only investors who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in our Shares.

How to Subscribe

After the Commission has qualified the offering statement, the offering will be conducted using the online subscription processing platform of Novation Solutions Inc. O/A DealMaker ("Technology Provider"), an affiliate of the Broker, through our website at https://invest.qnetic.energy whereby investors in the offering will receive, review, execute, and deliver subscription agreements electronically.

Investors will be required to complete a subscription agreement in order to invest and agree to the terms of the offering, subscription agreement, and any other relevant exhibit attached thereto. Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. Broker will review all subscription agreements completed by the investor. After Broker has completed its review of a subscription agreement for an investment in the Company, and the Company has elected to accept the investor into the offering, the funds may be released to the Company.

As part of the subscription process, each prospective investor must represent in writing that they meet, among other things, all the following requirements:

  the prospective investor has received, reviewed, and understands this Offering Circular and its exhibits, including our governing documents;
  the prospective investor understands that an investment in Shares involve substantial risks;
  the prospective investor's overall commitment to non-liquid investments is, and after their investment in the Shares will be, reasonable in relation to their net worth and current needs;
  the prospective investor has adequate means of providing for their financial requirements, both current and anticipated, and has no need for liquidity in this investment;
  the prospective investor can bear the economic risk of losing their entire investment in interests;

  the prospective investor has such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of an investment in interests;
  except as set forth in the subscription agreement, no representations or warranties have been made to the prospective investor by our Company or any partner, agent, employee, or affiliate thereof, and in entering into this transaction the prospective investor is not relying upon any information, other than that contained in this Regulation A Offering Statement of which this offering circular is a part, including its exhibits; and
  the prospective investor agrees to the alternative dispute resolution, forum selection, and jury waiver terms in the Company.

Investors may subscribe by tendering funds via wire, credit or debit card, or ACH only; checks will not be accepted. Investors will subscribe via the Company's website and investor funds will be processed via DealMaker's integrated payment solutions. Funds will be held in the Company's payment processor account until the Broker has reviewed the proposed subscription, and the Company has accepted the subscription. Funds released to the Company's bank account will be net funds (investment less payment for processing fees and a holdback equivalent to 5% for 90 days). The Company will be responsible for payment processing fees, which are estimated at 2%. Upon each closing, funds tendered by investors will be made available to the Company for our use.

The Company does not intend to receive or invest subscription funds prior to such funds being closed and related Securities being issued. The funds will sit in the processing account at least until the Company has accepted the subscription. Once a closing occurs, the funds may be released to the Company. At that time, the funds may be invested in a liquid account until deployed by the Company.

The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason, including, but not limited to: in the event that an investor fails to provide all necessary information, even after further requests from the Company, in the event an investor fails to provide requested follow up information to complete background checks or fails background checks, and in the event the Company receives oversubscriptions in excess of the maximum offering amount. Investors will be required to agree to indemnify our Company for misrepresentations of the investor within the subscription agreement or supplemental disclosures. Nonetheless, we may not require, and are not requiring, investors to waive any claims or remedies they may have against our Company under the Securities Act or Exchange Act.

All Shares will be issued in electronic form in book entry by our transfer agent. Once an investor's Shares have been issued, the investor will become a shareholder of our Company.

Provisions of Note in Our Subscription Agreement

Jury Trial Waiver

Investors in this Offering will be bound by the Subscription Agreement, which includes a provision under which investors waive the right to a jury trial of any claim they may have against the Company arising out of or relating to the Agreements other than those arising under the federal securities laws. By signing the Subscription Agreement, the investor warrants that the investor has reviewed this waiver with his or her legal counsel, and knowingly and voluntarily waives the investor's jury trial rights following consultation with the investor's legal counsel.

If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the Subscription Agreement. You should consult legal counsel regarding the jury waiver provision before entering into the Subscription Agreement.

If you bring a claim not arising under the federal securities laws against the Company in connection with matters arising under the Subscription Agreement, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the Company. If a lawsuit is brought against the Company under the Subscription Agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

Nevertheless, if the jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the Subscription Agreement with a jury trial. No condition, stipulation or provision of the Subscription Agreement serves as a waiver by any holder of the Company's securities or by the Company of compliance with any substantive provision of the federal securities laws and the rules and regulations promulgated under those laws.

Binding Arbitration

In the Subscription Agreement, investors agree to waive the right to trial by jury and to resolve disputes arising under the Subscription Agreement through binding arbitration. Waiving the right to a jury trial means agreeing to have your case decided by an arbitrator rather than a jury of peers. A jury trial allows ordinary citizens to assess evidence and witness testimony, which can sometimes bring empathy or a broader perspective. An arbitrator may be more neutral but also more focused on strict legal interpretations. In addition, arbitrators may have unconscious biases or be influenced by previous similar cases, and their decision-making is not as varied as a jury panel. Arbitrators often hear numerous cases, which can sometimes affect their perception of individual cases. Furthermore, in a jury trial, you may appeal based on claims like jury misconduct or flawed jury instructions.

With arbitration, under the Subscription Agreement, if the amount in controversy exceeds $50,000.00, any party may appeal the arbitrator's award to a three-arbitrator panel within thirty (30) days of the final award. This waiver may not apply to claims under the Securities Act or the Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the dispute resolution provision may not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. You will not be deemed to have waived the Company's compliance with the federal securities laws and the rules and regulations thereunder. Although we believe the provision benefits the Company by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies and in limiting our litigation costs, if a court were to find the provision inapplicable to, or unenforceable in an action, the Company may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect its business, financial condition or results of operations. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. The Company believes that the dispute resolution provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context.

Forum Selection Provisions

Article 12 of our Fourth Amended and Restated Certificate of Incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for the following types of actions or proceedings under Delaware statutory or common law:

• any derivative action or proceeding brought on our behalf;

• any action asserting a breach of fiduciary duty;

• any action asserting a claim against us arising under the Delaware General Corporation Law, our Fourth Amended and Restated Certificate of Incorporation, or our Bylaws; and

• any action asserting a claim against us that is governed by the internal-affairs doctrine.

These provisions do not apply to actions brought under the federal securities laws.  Section 27 of the Exchange Act creates exclusive federal jurisdiction over Exchange Act actions.  Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all such Securities Act actions. Accordingly, both state and federal courts have jurisdiction to entertain Securities Act claims.

While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder or subscriber, as the case may be, may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions. In such instance, we would expect to assert the validity and enforceability of the exclusive forum provisions of our Fourth Amended and Restated Certificate of Incorporation. This may require significant additional costs associated with resolving such action in other jurisdictions and there can be no assurance that the provisions will be enforced by a court in those other jurisdictions.

These exclusive forum provisions may limit a stockholder's ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage lawsuits against us and our directors, officers and other employees. If a court were to find the exclusive-forum provisions in our Fourth Amended and Restated Certificate of Incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving the dispute in other jurisdictions, which could seriously harm our business.

Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Additional Information Regarding this Offering Circular

We have not authorized anyone to provide you with information other than as set forth in this Offering Circular. Except as otherwise indicated, all information contained in this Offering Circular is given as of the date of this offering circular. Neither the delivery of this Offering Circular nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof.

From time to time, we may provide an "Offering Circular Supplement" that may add, update or change information contained in this Offering Circular. We will also amend our Offering Statement annually while this offering is open to include updated financial statements. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular Supplement or amendment. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular Supplement together with additional information contained in our annual reports, semiannual reports and other reports and information statements that we will file periodically with the SEC.

The Offering Statement and all amendments, supplements and reports that we have filed or will file in the future can be read on the SEC website at www.sec.gov.

USE OF PROCEEDS

The following table illustrates the amount of net proceeds to be received by the Company on the sale of the Shares offered hereby and the intended uses of such proceeds. It is possible that we may not raise the entire amount in Shares being offered through this Offering Circular. In such case, we will reallocate the use of proceeds as the Board of Directors deems to be in the best interests of the Company in order to effectuate its business plan. See "Plan of Distribution" for additional details on broker-dealer compensation and fees.

Capital Sources and Uses

	100% of Maximum Offering Amount	75% of Maximum Offering Amount	50% of Maximum Offering Amount	25% of Maximum Offering Amount
Gross Offering Proceeds from Sale of Shares	$35,000,000	$26,250,000	$17,500,000	$8,750,000
Investor Processing Fees	$1,050,000	$787,500	$525,000	$262,500
Offering Costs (1)(5)	$2,459,350	$1,855,512	$1,251,675	$647,837
Net Offering Proceeds from Sale of Shares	$33,590,650	$25,181,988	$16,773,325	$8,364,663

Use of Net Proceeds:
Technology and Product Development (2)	$13,181,656	$9,879,367	$6,577,078	$3,274,789
Operations (3)	$7,908,994	$5,927,621	$3,946,247	$1,964,874
Sales and Marketing (4)	$12,500,000	$9,375,000	$6,250,000	$3,125,000

*	All figures rounded to the nearest whole number.

Notes:

(1) DealMaker Securities LLC, referred to herein as the Broker, has been engaged for administrative and compliance related services in connection with this Offering, but not for underwriting or placement agent services. Once the Commission has qualified the Offering Statement and this offering commences, the Broker will receive a cash commission equal to 4.5% of the amount raised in the offering (including on investor processing fees). Additionally, the Broker and its affiliates will receive certain other fees (see "Plan of Distribution"). The Broker and its affiliates will receive maximum cash compensation equal to $1,666,250 in total. Our Company also expects to incur other expenses relating to this offering, including, but not limited to, legal, accounting, compliance, travel, marketing, technology, printing and other miscellaneous fees. Any monies budgeted for but not spent on offering expenses will be reallocated pro rata among the other categories in the above table.

(2) Technology and Product Development proceeds will be used to develop our commercial prototype and to ready our pilot customer site for testing. Also, we currently have a small engineering team and these funds will be used to set up an R&D workshop and team in the U.S.

(3) Operations proceeds will be used to build out the Company's infrastructure. Currently, our small team shares a wide range of administrative and operational functions. We expect these proceeds will help us set up the organization for HR, supply chain functions and improve the Company's IT systems, finance and legal functions.

(4)  Sales and Marketing proceeds will be used to hire a dedicated business development member. Additionally, the proceeds will be used for targeted marketing efforts for this offering, including expenses related to paid media, partnerships, email campaigns and other marketing spend.

(5) The Company will have to pay for the collection of payments from investors, which is commonly referred to as a payment processing expense, of approximately 2.2%, which is blended rate of expected charges for credit card, ACH and wire transactions that are imposed by a third- party payment processor.  The Investor Processing Fees are collected to pay for this plus any refund processing.

The allocation of the use of proceeds among the categories of anticipated expenditures represents management's best estimates based on the current status of the Company's proposed operations, plans, investment objectives, capital requirements, and financial conditions. Future events, including changes in economic or competitive conditions of our business plan or the completion of less than the total offering, may cause the Company to modify the above-described allocation of proceeds. The Company's use of proceeds may vary significantly in the event any of the Company's assumptions prove inaccurate. We reserve the right to change the allocation of net proceeds from the offering as unanticipated events or opportunities arise.

DESCRIPTION OF BUSINESS

Overview

Qnetic Corporation is a United States energy technology company planning to generate revenue by manufacturing, selling and maintaining Flywheel Energy Storage Systems (FESS) globally to address the gap in energy storage systems needed to facilitate the transition to renewable energy. The Company is in the process of raising funds to continue the development of its existing first prototype of its commercial model. This development will take it through full speed testing, customer pilot, and initial low-volume serial manufacture and sales.

The Company was incorporated in Delaware on September 20, 2022 and is headquartered in New York, New York and Singapore. The Company has several wholly-owned subsidiaries: (i) Qnetic Holdings PTE. Ltd, which was formed in Singapore on May 27, 2022, and acquired by the Company via a share swap transaction in 2023, is a holding company for Shanghai Qnetic Technology Co., Ltd with an expected future operational role, and does not have any  employees; (ii) Shanghai Qnetic Technology Co., Ltd (responsible for engineering and design), an entity formed in Shanghai on September 28, 2021, which was acquired by Qnetic Holdings PTE. Ltd in 2022, and has 10 full-time employees; and (iii) Qnetic GmbH (responsible for managing local operations - including engineering, supply chain and customer management), a Germany entity formed on June 29, 2023, which has one employee.

Industry Overview and Market

Qnetic competes in the grid-scale and behind-the-meter stationary energy storage industry. That industry has organized itself around two categories. Short-duration battery energy storage ("BESS") means, in practice, one to four hours of lithium-ion at rated power, and it dominates deployed capacity. Long-duration energy storage ("LDES") is defined by the Long Duration Energy Storage Council as storage capable of eight to ten or more hours of discharge at rated power, and covers a range of chemistries and mechanical approaches.

The Company's position is that a third requirement set has emerged from artificial-intelligence computing infrastructure, which it terms AI-grade energy storage, defined by five concurrent requirements: millisecond response; unlimited daily cycling without degradation; multi-hour endurance of four to twelve hours at rated power; twenty to thirty years of service life matching data center asset life; and intrinsic safety with no thermal-runaway risk. The Company's position is that a technology must satisfy all five to qualify.

"AI-grade energy storage" is a category framing introduced by the Company in its May 2026 white paper. It is not a designation adopted by a standards body, a regulator, or a procurement authority, and it is attributed to the Company wherever it appears in offering materials.

The Company's addressable-market estimate is built from data center load growth and a bottom-up storage attachment model. Storage attaches to data center capacity rather than to annual consumption, and the rate at which it attaches varies by an order of magnitude depending on the site's relationship to the grid. The Company estimates attachment using a bottom-up build across seven distinct storage applications, each sized on its own duration and adoption rate.

On that basis the Company estimates a blended attachment rate of approximately 2.2 MWh of storage per MW of new data center facility capacity, within a range of 1.3 to 3.4 MWh per MW. Applied to an estimated 27 to 59 GW of incremental U.S. data center capacity through 2028, this implies total addressable storage demand of approximately 36 to 202 GWh, with a central estimate near 98 GWh.

The Company does not expect to address the whole of that market. Applications that are cycled infrequently, principally curtailment and demand-response compliance, are decided on installed capital cost per kilowatt-hour, where lithium-ion currently holds an advantage and where the Company's cycle-life and service-life differentiation does not apply. The Company estimates that applications suited to its technology represent approximately 16% of total attachment, or a serviceable addressable market of approximately 6 to 33 GWh over the same period.

These estimates are derived from third-party capacity and consumption forecasts combined with Company assumptions regarding application-level sizing and adoption. The adoption assumptions are the Company's own judgment and are not corroborated by third-party research. They are not forecasts of Company revenue.

Mission and Description of Business

Qnetic's mission is to revolutionize the way we store energy to power our planet.

The world is undergoing a massive transition to renewable energy, but there's one piece missing to complete this puzzle- energy storage. Wind and solar energy are abundant but intermittent, creating a need for reliable storage systems that can store energy when production is high and release it when it's low. The Company is developing FESS, a revolutionary utility-scale flywheel energy storage system, for grid, industrial, and data center applications that addresses this challenge far more efficiently than current technologies. Our systems store electricity as the rotational kinetic energy of a composite rotor rather than as chemical energy in a battery cell. We describe the resulting product as a solid-state mechanical battery.

The Company's commercial thesis is that the electrical load created by artificial intelligence computing infrastructure has produced a set of storage requirements that neither short-duration lithium-ion battery energy storage systems ("BESS") nor conventional long-duration energy storage ("LDES") technologies were designed to satisfy simultaneously. Qnetic has described that requirement set publicly as a proposed category, "AI-Grade Energy Storage," defined by five concurrent attributes: millisecond response, unlimited daily cycling without degradation, multi-hour endurance, service life measured in decades, and intrinsic safety with no thermal runaway pathway. Our flagship product, the Q500, is engineered against that requirement set.

Recent Highlights

The Company's recent highlights include:

• February 2026 - The Company launched a Regulation CF offering through DealMaker Securities and publicly reported a commercial pipeline exceeding $110 million in Letters of Intent. The offering's first closing occurred in March 2026, and the offering was subsequently amended to increase the maximum raise.

• March 2026 - The Company announced the completion of a $5 million private financing to facilitate the build of the Alpha unit prototype and associated testing and commissioning.

• April 2026 - The Company commenced a $10 million private placement under Regulation D through DealMaker Securities.

• January through July 2026 - The Company initiated negotiations on an umbrella Cooperative Research and Development Agreement ("CRADA") with Sandia National Laboratories and executed technology validation arrangements with the Electric Power Research Institute ("EPRI") and the National Lab of the Rockies (formerly the National Renewable Energy Laboratory).

• May 2026 - The Company published the white paper "AI-Grade Energy Storage: Why AI Data Centers Need a New Category of Energy Storage," establishing the category framing on which our commercial positioning rests.

Current Roadmap

As of the date of this Offering Circular we have not completed commercial-scale deployment of our product, have not achieved full certification under all applicable safety standards, and have not generated material revenue from product sales. Our first operational prototype (the "Alpha" unit), which is assembled but in low-speed test state, will then incur high-speed testing, data analytics, design improvement opportunities and commissioning, and our pre-commercial units (the "Beta" units) are in requirements definition. Prospective investors should read this description together with "Risk Factors" set out in this Offering Circular.

The Company is advancing the Q500 FESS through a staged development program as follows:

• Alpha Stage: This stage is to develop the first operational prototype (codenamed Pulsar) and prove the architecture functions as an integrated machine. The Company is currently in testing at low speeds.

• Beta Stage: This stage is to assemble and test pre-commercial units built against 55 defined requirements.

• Pilot Stage: This stage is field deployment of the Q500 FESS units with utility and commercial hosts. The Company has entered into technology validation arrangements under EPRI's de-Risked Energy Storage program, with SMUD as the sponsoring utility, and with the National Laboratory of the Rockies (formerly known as NREL), to conduct pilot testing. Additional pilot testing locations are in development.

• Commercial Stage: Commence low-volume production and first revenue-generating deliveries. This stage has not started yet.

The Company is presently between the Alpha and Beta stages.

Manufacturing is being built out in Sacramento, California for low-volume production of the Q500 FESS. Materials in the Q500 FESS comprise steel, magnets, and carbon fiber sourced from established industrial supply chains, with no lithium, cobalt, or nickel dependency.

Our Products

The Company's primary products under development are its Q500 FESS. The Q500 FESS is a battery system that uses a motor to spin a rotor, converting electricity into kinetic energy. The faster the rotor spins, the more energy it stores, and at top speed, the battery is fully charged.  This Q500 FESS system stores energy by accelerating a high-strength composite rotor inside a vacuum enclosure and recovers that energy by decelerating the rotor through a motor-generator coupled to a bidirectional inverter. Because the storage medium is mechanical rather than electrochemical, the system has no flammable electrolyte, no chemical degradation mechanism, and no capacity fade associated with cycling. The Company intends to sell its products to a diverse mix of North American and European customers across multiple industries and already has secured over $110M in signed non-binding Letters of Intent.

The Company's stated cost target is $140 to $160 per kWh in the United States on 2028 pricing. Carbon fiber pricing is the largest single cost lever and cost declines along a learning curve rather than a linear trend. The Company's own analysis indicates that even at high U.S. tariffs, Chinese large-tow fiber lands at or below domestic cost, meaning tariffs set a price floor rather than restoring domestic competitiveness.

Competition

The markets in which our products will be sold are highly competitive. Our products compete against similar products of many large and small companies, including well-known global competitors.  Our Qnetic FESS products will primarily compete against Traditional Flywheel Energy Storage Systems (Traditional FESS) and lithium-ion batteries, which dominate the market and are supplied by companies with substantially greater financial, manufacturing, and commercial resources than Qnetic. There are also several startups that compete with Qnetic using FESS technology similar to Qnetic.

The Qnetic FESS product is much different than Traditional FESS. Those systems are like sports cars in that they're designed for high power output over short durations, perfect for quick bursts of speed but not for long-distance hauling. Traditional FESS are optimized for applications like frequency regulation, where rapid charge/discharge cycles are needed, but they lack the capacity for sustained energy storage. The Qnetic FESS, on the other hand, is more like a truck in that it is designed to carry large loads over long distances. The Qnetic FESS is engineered for long-duration storage (4-12 hours), making it ideal for renewable energy integration. While Traditional FESS excel at short, high-power low-capacity applications, Qnetic's patented design enables it to handle massive amounts of energy efficiently and without degradation over decades.

Additionally, the Qnetic Q500 FESS competes against lithium-ion Batteries. The primary competitors are BESS integrators and manufacturers, including Tesla, Fluence, Sungrow, CATL, BYD, Hithium, and Gotion, whose products benefit from mature supply chains, bankable warranties, and declining cell prices (stationary storage cells reported at approximately $70 per kWh in 2025, a 45% year-over-year decline). While lithium-ion batteries dominate the energy storage market, they come with critical limitations. First, they degrade over time. Lithium-ion batteries experience capacity fade with each charge-discharge cycle, significantly reducing their lifespan. Qnetic's FESS, however, has near-zero degradation, enabling unlimited cycling over decades without performance loss. Second, lithium-ion batteries typically last 3,000-5,000 cycles before needing replacement, while Qnetic's FESS can operate for tens of thousands of cycles with consistent performance. Third, lithium-ion batteries rely heavily on commercially scarce materials like lithium, cobalt, and nickel, with supply chains largely dominated by China. This not only raises concerns about long-term availability but also about geopolitical dependencies. Qnetic's FESS uses abundant, inert materials such as carbon fiber and steel, reducing reliance on critical minerals and supporting energy independence. Lastly, lithium-ion batteries pose risks of thermal runaway and fires, especially in large-scale applications while Qnetic's FESS system is inherently safe, with no risk of combustion.

Our competitive position depends on demonstrating, with independently verifiable data, that the Q500 FESS delivers multi-hour duration with unlimited cycling, decades-long service life, and intrinsic safety at a lifetime cost competitive with lithium-ion. We have not yet demonstrated this at commercial scale. Lithium-ion cost declines may continue faster than our own cost reduction roadmap, and incumbents may extend product warranties or introduce architectures that narrow our differentiation.

Intellectual Property

Qnetic's proprietary position rests on rotor architecture, bearing system design, motor-generator design, vacuum and sealing systems, cooling architecture, power electronics architecture, composite and specialty bearing materials, and rotor health diagnostics, all developed at private expense.

The Company has filed three invention patent applications.

Application or Registration #	Title	Description	File Date	Grant Date/Status	Country
WO/2025/160954 A1	"Rotor for a Kinetic Energy Storage Machine"	Invention Patent	February 2, 2024	National Stage Pending	WIPO/PCT
WO/2024/217546 A1	"A Kinetic Energy Storage Machine"	Invention Patent	April 19, 2024	National Stage Pending	WIPO/PCT
PCT/CN2025/109034	"Rotor Assembly"	Invention Patent	July 17, 2025	Pending (unpublished)	WIPO/PCT

All other intellectual property is in the form of trade secrets, business methods and know-how and is protected through intellectual assignment and confidentiality agreements with Company employees, advisors and consultants.

Employees

As of the date of this Offering Circular, we have 17 full time and no part time employees. Eleven of our employees are located in Shanghai, China, four are based in the United States, one is based in Germany, and one is based in Thailand. We have also engaged consultants across our three principal locations, performing research and development and administrative functions.

Government Regulation

The Company is subject to and affected by the laws and regulations of international, U.S. federal, state and local governmental authorities. In particular, our product will be subject to insurance safety testing, regulatory mandated safety features, manufacturing and quality control standards, as well as device performance standards. These laws and regulations are subject to change.

Our products and their deployment are subject to safety, electrical, interconnection, environmental, and siting regulation. Principal frameworks include:

Framework	Application to Qnetic
UL 9540	Energy storage system listing; the applicable U.S. baseline. The Third Edition mechanical-ESS clauses govern our architecture.
UL 9540A

Large-scale fire propagation test methodology developed for electrochemical systems. For a purely mechanical FESS, applicability is expected to be addressed through a documented waiver or applicability statement agreed with a Nationally Recognized Testing Laboratory rather than through physical testing. This position has not yet been confirmed by an NRTL.

UL 1741-SB	Grid support utility-interactive inverter listing, satisfied at the inverter subcomponent level through a certified supplier.
NFPA 855	Stationary energy storage system installation safety, including hazard mitigation analysis for installations of our scale.
NFPA 68 / NFPA 70 (NEC)	Deflagration venting and pressure relief; national electrical code compliance.
IEEE 1547	Distributed energy resource interconnection, including ride-through and power quality requirements.
Seismic and local codes	Site-specific anchoring design and Authority Having Jurisdiction ("AHJ") permitting and sign-off.
Export control and FEOC	Cross-border engineering activity and any future claim to federal manufacturing credits.

Utility-scale flywheel technology is novel relative to existing NRTL test templates. Certification therefore requires a proactively developed and well-documented pathway rather than a standard test sequence. This is a principal reason for the Sandia collaboration and a principal schedule risk for the business.

Litigation

From time to time, the Company may be involved in a variety of legal matters that arise in the normal course of business.

The Company is not currently involved in any litigation, and its management is not aware of any pending or threatened legal actions relating to its intellectual property, conduct of its business activities, or otherwise.

Reports to Security Holders

We are required to keep appropriate books of the business at our principal offices. The books will be maintained for both tax and financial reporting purposes on a basis that permits the preparation of financial statements in accordance with U.S. GAAP. For financial reporting purposes and tax purposes, the fiscal year and the tax year align with the calendar year end, unless otherwise determined by our Board of Directors in accordance with the Internal Revenue Code. We will file with the SEC periodic reports as required by applicable securities laws.

Under the Securities Act, we must update this Offering Circular upon the occurrence of certain material events. We will file updated Offering Circulars and Offering Circular supplements with the SEC. We are also subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are offered pursuant to Regulation A, and accordingly, we will file annual reports, semiannual reports and other information with the SEC. We will provide such documents and periodic updates electronically through the SEC's EDGAR system at www.sec.gov. We will provide holders with copies via email or paper copies at any time upon request.

Transfer Agent

We have engaged DealMaker Transfer Agent, LLC as our transfer agent to maintain stockholder information on a book-entry basis. We will not issue shares in physical or paper form. Instead, our shares will be recorded and maintained on our stockholder register.

Bankruptcy, Receivership, Etc.

Not applicable.

DESCRIPTION OF PROPERTY

The Company does not own any real property. In October 2025, the Company leased 30,738 square feet of warehouse space located at 7275 Metro Air Parkway in Sacramento, California. The lease is for 63 months from the commencement date (after completion of landlord work). Monthly rent scales during the term of the lease as follows: (i) Months 0-2: No rent due; (ii) Months 3-4: $14,984.78; (iii) Months 5-15: $29,969.55; (iv) Months 16-27: $31,018.48; (v) Months 28-39: $32,104.13; (vi) Months 40-51: $33,227.78; and (vii) Months 52-63: $34,390.75. The Company has the option to extend the lease for an additional 5-year term. The Company also has a lease for factory and office space in Shanghai, China for approximately 1,000 square meters (approximately 10,700 square feet). The term of the lease is through September 2028 and monthly rent is approximately $7,800 per month. Additionally, the Company leases office space in Germany for €100 per month.  We believe that these facilities are adequate for our current and near-term future needs.

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with the "Components of Results of Operations", "Results of Operations", consolidated financial statements and related notes included elsewhere in this Offering Circular. This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under the section titled "Risk Factors" or in other parts of this Offering Circular. Our historical results are not necessarily indicative of the results that may be expected for any period in the future.

The Company

The Company was incorporated in Delaware on September 20, 2022 and plans to generate revenue by manufacturing, selling and maintaining Flywheel Energy Storage Systems (FESS) globally to address the gap in energy storage systems needed to facilitate the transition to renewable energy. The Company is pre-revenue and in the process of raising funds to continue development of the prototype for its first commercial model.

Results of Operations

Year ended December 31, 2025 compared to year ended December 31, 2024

The Company is in pre-revenue stage and did not have revenues for 2025 or 2024.

During the year ended December 31, 2025, the Company sustained a net loss of $3,793,103 and had net cash from operating activities of $3,199,766. As of December 31, 2025, the Company had an accumulated deficit of $6,134,362. These conditions raise substantial doubt about the Company's ability to continue as a going concern for one year from the issuance of the consolidated financial statements.

Our operating expenses are related to the research and development of the Company's products and general and administrative expenses. Research and development expenses for 2025 were $2,217,622 while research and development expenses for 2024 were $859,890. Research and development expenses increased due to continued development of the Company's full-scale Pulsar prototype, including increased engineering headcount and higher materials, components and testing costs. General and administrative expenses totaled $1,611,032 and $389,847 for the years-ended December 31, 2025 and December 31, 2024, respectively. The reason for the increase in these expenses was primarily due to increased headcount and higher professional fees, including legal, accounting and compliance costs associated with the Company's financing activities.

Net loss totaled $3,793,103 and $1,250,875 for the years-ended December 31, 2025 and December 31, 2024, respectively. The primary reasons for the increase in loss were the Company is in pre-revenue stage and had increased research and development expenses and general and administrative expenses, as discussed above.

Liquidity and Capital Resources

As of December 31, 2025 and December 31, 2024, respectively, the Company had $3,790,836 and $204,469 in cash and cash equivalents on hand. The Company does not currently have any significant capital commitments.

Cash provided by financing activities for the year-ended December 31, 2025 totaled $6,936,296. To date, the Company has funded its research and development and operating activities through sales of unregistered equity and SAFEs. In 2024 and 2025, the Company raised proceeds of $7,124,626 through the issuance of Simple Agreement for Future Equity (SAFEs), primarily from a Regulation Crowdfunding offering on the WeFunder platform, and the sale of Series Seed-1 Preferred Stock pursuant to Section 4(a)(2) of the Securities Act. The SAFEs were converted into Preferred Stock of the Company in accordance with their respective terms upon the occurrence of the sale of the Series Seed-1 Preferred Stock during late 2025. The Company also has conducted in 2026 concurrent Regulation Crowdfunding and Regulation D offerings through the DealMaker platform of Non-Voting-1 Preferred Stock at a price per share of $1.79, which have raised approximately $1,551,215 and $1,191,323, respectively, to date. The Company intends to terminate both the Regulation Crowdfunding Offering and Regulation D offerings promptly upon the qualification of this Regulation A Offering and will not accept new commitments thereafter.

Our capital requirements going forward will consist of financing our operations until we are able to reach a level of revenues and gross margins adequate to equal or exceed our ongoing operating expenses. The Company is reliant on the capital raised in this and its other exempt offerings for conducting its operations. Although we believe that we have access to capital resources, there are no commitments in place for new financing and there can be no assurance that we will be able to obtain funds on commercially acceptable terms, if at all. We expect to have ongoing needs for working capital in order to: (a) fund operations; and (b) to continue research and development. To that end, we may be required to raise additional funds through equity or debt financing. However, there can be no assurance that we will be successful in securing additional capital. If we are unsuccessful, we may need to: (a) initiate cost reductions; (b) forego business development opportunities; (c) seek extensions of time to pay liabilities; or (d) seek protection from creditors.

In addition, if we are unable to generate adequate cash from operations, and if we are unable to find sources of funding, it may be necessary for us to sell all or a portion of our assets, enter into a business combination, or reduce or eliminate operations. These possibilities, to the extent available, may be on terms that result in significant dilution to our shareholders or that result in our shareholders losing all of their investment in our Company.

Debt

We do not have any outstanding debt obligations.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Trends

For the year-ended December 31, 2025, compared with the same period for 2024, the Company's most significant developments were financial and research oriented in nature. The Company successfully completed its research and proof of concept in 2025 and is continuing development of our commercial prototype and to ready our pilot customer site for testing. In parallel, the Company conducted Regulation Crowdfunding and Regulation S financings in 2025, which resulted in greater investment proceeds and a stronger cash position to fund operations and research activities.

Because the Company remains in product development, it does not generate revenues from product sales, and traditional production, sales, and inventory metrics are not applicable. Instead, management evaluates progress through research and development milestones, commercial pre-approval work, and access to capital.

Research and development expenses increased 2025 compared to the same period in 2024, reflecting continued research and development and operations activities related to development of our Flywheel Energy Storage Systems (FESS). General and administrative expenses also increased in this period as we expanded our operations.

Looking forward, management expects research and development and operational costs to rise further as the Company develops its commercial prototype and readies its pilot customer site for testing. The Company anticipates additional financing will be required to support these activities. Key uncertainties that may materially affect future operating results include the Company's ability to raise additional capital on favorable terms, and broader conditions in the energy storage capital markets.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Our Board of Directors is elected annually by our shareholders. The Board of Directors appoints our executive officers annually.

Our directors and executive officers as of the date of this Offering Circular are as follows:

Name	Position	Age	Term of Office	Expected Hours
Michael Alexander Pratt	CEO, Co-Founder and Director	45	Since September 20, 2022*	Full time
Loïc Bastard	Chief Technology Officer, Co-Founder and Director	48	Since September 20, 2022*	Full time
Malcolm Mathews	Chief Operating Officer and Director	59	Since September 1, 2023	Full time
Hugh McDermott	Chief Commercial Officer & President of Americas	65	Since January 2, 2026	Full time
Mohammed Abdulaziz A. Al Tuwaijri	Director	70	Since December 2025	N/A
Significant Employees:
Dr. Mathias Jochen Mier	Managing Director of Qnetic GmbH	64	Since June 29, 2023	Full time

*Each executive officer originally worked for the Company's subsidiary, Shanghai Qnetic Technology Co., Ltd (then named Shanghai Qpoint Technology Co., Ltd.), as of April 2022.

Michael Pratt: Michael is the CEO, Co-Founder and Director of the Company. He is an engineer and designer, and complements this with 16+ years in product design and engineering leadership, thereby ensuring that Qnetic's technology isn't just innovative but also market-ready and scalable. Michael was the founding General Manager of the first Asia office of a major UK product development consultancy and helped build it into a sustainable and profitable company. He has expertise in the product development process applied to a broad range of products sectors including industrial and medical.

Loïc Bastard: Loïc is the CTO, Co-Founder and Director of the Company. He brings over 20 years of experience in mechanical engineering, specializing in rotor dynamics, vibration analysis, and material fatigue. Having led advanced engineering projects at Envision Energy and Siemens, he's designed some of the world's most reliable wind turbine systems. Loïc's expertise is directly transferable to Qnetic's kinetic energy storage technology, particularly in optimizing rotor design for efficiency and durability.

Malcolm Mathews: Malcolm is the COO of the Company. He has over 30 years of global leadership experience across multiple industries and business segments. He brings a consistent record in driving financial and operational excellence at the country, regional and global levels in portfolios as large as $5B. His experience in scaling businesses at companies like United Technologies, Johnson Controls International (JCI) and Stanley Black & Decker, and his background in steering sustainable growth over diverse cultural, linguistic and organizational landscapes, as well as managing large-scale industrial operations and joint ventures, is critical for Qnetic's growth and global deployment.

Hugh McDermott: Hugh is the Chief Commercial Officer & President of Americas for the Company. Hugh has over 15 years of experience in grid-scale energy storage. Prior to joining the Company, he led business development and sales at ESS Inc., a flow battery company, where he helped guide the company through multiple private investment rounds and a listing on the New York Stock Exchange. Earlier in his career he spent eight years with early-stage companies focused on electric vehicle battery-swap and smart-grid technologies, and worked on one of the first efforts to commercialize flywheel energy storage. He joined the Company as Business Development Director in 2025 and was appointed Chief Commercial Officer & President of Americas in January 2026, with responsibility for business development, sales, marketing, partnerships and customer engagement in the Americas.

Mohammed Abdulaziz A. Al Tuwaijri: Mohammed is a Director of the Company. He is very involved in several companies he owns directly or among his family's companies all around the GCC (Gulf Cooperation Council including Saudi Arabia, Oman, Kuwait, Bahrain, United Arab Emirates and Qatar). Mohammed is very experienced in introducing and launching new technologies, new products and services in Saudi Arabia and GCC countries though companies under direct control or several sister companies, affiliated and partners, representing well-known world brands and names in their respective industries. Through his experiences and relationships, Mohammed has business interests in a wide range of industries, including, but not limited to, automotive, IT, electronics, alternative and renewable energies, medical services, trade, food, telecoms and tourism. Mohammed graduated from San José State University with a degree in Civil Engineering.

Dr. Mathias Jochen Mier: Mathias is the Managing Director of Qnetic GmbH for the Company, where he runs the local operations for that entity. Prior to joining the Company, Mathias was an energy economist at the ifo Institute's Center for Energy, Climate and Resources in Munich, specializing in the analysis of electricity markets and numerical modeling of electricity systems. He holds a doctorate in energy economics and an M.Sc. in Industrial Engineering with a focus on energy and resource management from Technische Universitat Berlin.

Indemnification

Indemnification is authorized by the Company to directors, officers or controlling persons acting in their professional capacity pursuant to Delaware law. Indemnification includes expenses such as attorney's fees and, in certain circumstances, judgments, fines and settlement amounts actually paid or incurred in connection with actual or threatened actions, suits or proceedings involving such person, except in certain circumstances where a person is adjudged to be guilty of gross negligence or willful misconduct, unless a court of competent jurisdiction determines that such indemnification is fair and reasonable under the circumstances.

Board Composition and Committees

Our board of directors currently consists of four members: Michael Pratt, Loïc Bastard, Malcolm Mathews, and Mohammed Abdulaziz A. Al Tuwaijri. The Company's Bylaws provide that the number of directors will be fixed by the Board of Directors from time to time. Directors are elected annually by the stockholders. Pursuant to an agreement between certain key holders of the Company (Michael Pratt, Loïc Bastard and Malcolm Mathews) and Series Seed-1 Preferred Stock holders, the key holders have a right to designate three (3) directors to the Board of Directors of the Company and the Series Seed-1 holders have a right to designate one director to the Board of Directors of the Company. See "Securities Offered." Our board of directors does not currently have any Board committees but may establish Board committees in the future as our operations expand.

Family Relationships

There are no familial relationships between any of our officers and directors.

Director or Officer Involvement in Certain Legal Proceedings

Our current directors and executive officers have not at any time in the past five (5) years been convicted in a criminal proceeding (excluding traffic violations and other minor offenses) and no petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of any such officers or directors, or any partnership in which they were a general partner at or within two years before the time of such filing, or any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing.

Code of Ethics

We have not adopted any specific Code of Ethics.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

For the fiscal year ended December 31, 2025, the three highest-paid executive officers and/or directors were compensated as follows:

Name and Position	Capacities in which compensation was received	Cash compensation ($)*	Other compensation ($)**	Total compensation ($)
Michael Pratt, CEO, Co-Founder and Director	Employee	$106,727	$42,321	$149,048(1)
Loïc Bastard, CTO, Co-Founder and Director	Employee	$106,727	$42,321	$149,048(1)
Malcolm Mathews, COO and Director	Employee	$106,141	$42,321	$148,462(1)

*Payment made in local Chinese RMB currency. Includes housing and transportation allowance payments.

**Payment has been deferred until the Company has obtained sufficient funding.

(1) Does not include 40,690 options to purchase Common Stock granted to the executive officer on March 25, 2026. The options vest monthly over a forty-eight month period from the grant date. The options have an exercise price of $0.13 per share and 10 year expiration from the date of grant.

For the fiscal year ended December 31, 2025, the Company did not pay its directors for their service. There were 4 directors in 2025. Mohammed Abdulaziz A. Al Tuwaijri joined the Board of Directors in December 2025 and will not receive any compensation or option grants for his services.

Other than cash and stock-based compensation set out above, no other compensation was provided to the executive officers or directors in their capacities as officers and directors of the Company.

Employment Agreements

In February 2022, the Company's subsidiary, Shanghai Qnetic Technology Co., Ltd, entered into Employment Contracts with Michael Pratt and Loïc Bastard. These agreements were replaced in October 2023 with new three-year agreements that terminated on August 31, 2026, and were renewed in August 2026 for additional three-year terms through August 31, 2029. Base salary is subject to adjustment from time to time under the agreements. Base salary was RMB 26,000 per month through March 2025, RMB 50,000 per month from April 1, 2025, and RMB 75,000 per month from June 1, 2026. Each executive is also eligible to receive discretionary bonuses and equity awards.

In September 2023, the Company's subsidiary, Shanghai Qnetic Technology Co., Ltd, entered into an Employment Contract with Malcolm Mathews for a three-year term. This agreement was renewed, effective March 1, 2026, for an additional three years, through February 28, 2029. Base salary is subject to adjustment from time to time under the agreement, on the same basis as the other executives. Base salary was RMB 26,000 per month through March 2025, RMB 50,000 per month from April 1, 2025, and RMB 75,000 per month from June 1, 2026. Mr. Mathews is also eligible to receive discretionary bonuses and equity awards.

In January 2026, the Company entered into an employment agreement with Hugh McDermott to become the Chief Commercial Officer & President of Americas for the Company. The employment agreement provides for a base salary of $275,000 per year. In the event the Company completes a future equity financing of $20M or other capital raise that materially increases the Company's available operating capital, the Company agrees to conduct a good-faith market compensation review of Mr. McDermott's annual base salary within sixty (60) days following the closing of such financing. Mr. McDermott is also eligible to receive discretionary bonuses and equity awards. Mr. McDermott's employment is at-will and in the event he is terminated without Cause (as defined in the Employment Agreement), he will receive six (6) months severance from the Company.

Bonuses

The Company has adopted a Short-Term Incentive Plan (STIP) designed to align employee rewards with organizational performance by identifying the key strategic objectives that the Company must achieve in a given year. The Board determines, at its discretion, any awards under the STIP which are based on the achievement of defined performance measures, with threshold, target and maximum amounts that can be paid. Determination of awards use a weighted formula and provide for the Board to modify amounts based on a performance rating.

Each executive is eligible to receive a discretionary bonus under the STIP based on the Company's performance in a given year against key strategic objectives set by the Board. For 2025, the Board of Directors approved awards under the Company's STIP to officers and employees based on the Company meeting its key strategic objectives, as modified by the Board. As such, Michael Pratt, Loïc Bastard and Malcolm Mathews each received discretionary bonus awards in the amount of $42,321 (375,000 RMB target), of which payment has been deferred until the Company has obtained sufficient funding.

Stock Options

In October 2023, the Company's shareholders adopted the 2023 Stock Incentive Plan (the "2023 Plan"), for which 1,960,002 shares of Common Stock were authorized for issuance thereunder. The Company amended the 2023 Plan on March 5, 2025 to increase the shares of Common Stock authorized for issuance thereunder to 4,960,002. The Company further amended the 2023 Plan on November 24, 2025 to increase the shares of Common Stock authorized for issuance under the 2023 Plan to 6,496,887. The 2023 Plan provides for the grant of stock options, restricted stock awards and restricted unit awards to employees, non-employee service providers and Board members. Stock options granted under the 2023 Plan may include non-statutory stock options as well as incentive stock options intended to qualify under Section 422 of the Internal Revenue Code. Awards under the 2023 Plan may be granted only during the ten years immediately following the effective date of the plan.

On January 31, 2025, the Company granted options to Michael Pratt, its Chief Executive Officer, to purchase an aggregate of 1,280,074 shares of Common Stock at an exercise price of $0.03 per share, exercisable over ten years, of which 50% vested immediately and the remaining options vest 1/24th of the total option award monthly thereafter. Additionally, on the same date, the Company granted him options to purchase an aggregate of 23,323 shares of Common Stock at an exercise price of $0.03 per share, exercisable over ten years, which shall vest monthly over four years (1/48th per month). On March 25, 2026, the Company granted options to Michael Pratt to purchase an aggregate of 40,690 shares of Common Stock at an exercise price of $0.13 per share, exercisable over ten years, which shall vest monthly over a forty-eight month period from the grant date.

On January 31, 2025, the Company granted options to Loïc Bastard, its Chief Technology Officer, to purchase an aggregate of 1,266,682 shares of Common Stock at an exercise price of $0.03 per share, exercisable over ten years, of which 50% vested immediately and the remaining options vest 1/24th of the total option award monthly thereafter. Additionally, on the same date, the Company granted him options to purchase an aggregate of 23,323 shares of Common Stock at an exercise price of $0.03 per share, exercisable over ten years, which shall vest monthly over four years (1/48th per month). On March 25, 2026, the Company granted options to Loïc Bastard to purchase an aggregate of 40,690 shares of Common Stock at an exercise price of $0.13 per share, exercisable over ten years, which shall vest monthly over a forty-eight month period from the grant date.

On January 31, 2025, the Company granted options to Malcolm Mathews, its Chief Operations Officer, to purchase an aggregate of 1,127,902 shares of Common Stock at an exercise price of $0.03 per share, exercisable over ten years, of which 50% vested immediately and the remaining options vest 1/24th of the total option award monthly thereafter. Additionally, on the same date, the Company granted him options to purchase an aggregate of 23,323 shares of Common Stock at an exercise price of $0.03 per share, exercisable over ten years, which shall vest monthly over four years (1/48th per month). On March 25, 2026, the Company granted options to Malcolm Mathews to purchase an aggregate of 40,690 shares of Common Stock at an exercise price of $0.13 per share, exercisable over ten years, which shall vest monthly over a forty-eight month period from the grant date.

As of December 31, 2025, the Company had incentive options outstanding to purchase 4,311,164 shares of Common Stock under the 2023 Plan, all at an exercise price of $0.03 per share. From January 1, 2026 to the date hereof, the Company has issued an additional 871,809 options to purchase shares of Common Stock, each at an exercise price of $0.13 per share, and which shall vest monthly over a forty-eight month period from the grant date. There are currently 5,182,973 options to purchase shares of Common Stock issued and outstanding.

Compensation Philosophy for 2026

For fiscal 2026, the Company expects to continue compensating its Chief Executive Officer, Chief Technology Officer Chief Operating Officer and Chief Commercial Officer & President of Americas pursuant to these employment agreements approved by the Board of Directors, under which aggregate compensation is anticipated to approximate prior fiscal year levels (excluding Mr. McDermott), subject to liquidity and adjustment or deferral as determined by the Board.

Additionally, in order to attract, retain and motivate executive talent necessary to support the Company's long-term business strategy we may award our executives, and any future executives, with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors.

The Company may also in the future adopt additional equity incentive plans or grant stock options or other equity-based compensation; however, except as noted above, no such arrangements have been implemented as of the date of this Offering Statement.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth the ownership, as of July 31, 2026, the voting securities of the Company that are beneficially owned by executive officers and directors, and other persons holding more than 10% of any class of the Company's voting securities, or having the right to acquire those securities. The Company's voting securities include all shares of the Company's Common Stock and Preferred Stock, except for Non-Voting-1 Preferred Stock (and Non-Voting-2 Preferred Stock when issued).

To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

As of July 31, 2026, there are a total of 20,824,825 votes eligible to be cast in any Company vote (current and outstanding holders of Non-Voting-1 Preferred Stock do not have voting rights).  Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act and includes voting or investment power with respect to the securities. Percentages are based on (i) 8,039,998 shares of Common Stock, (ii) 5,464,480 shares of Series Seed-1 Preferred Stock, (iii) 2,902,494 shares of Series Seed-2 Preferred Stock, (iv) 1,800,154 shares of Series Seed-3 Preferred Stock, (v) 1,087,693 shares of Series Seed-4 Preferred Stock, and (vi) 1,530,006 shares of Series Seed-5 Preferred Stock.

Except as otherwise indicated and under applicable community property laws, we believe that the beneficial owners of our capital stock listed below have sole voting and investment power with respect to the shares shown.

Name and address of beneficial owner (1)	Title of class	Amount and nature of beneficial ownership	Amount and nature of beneficial ownership acquirable(2)	Percent of class(3)
Loïc Bastard 276 5th Avenue Suite 704-3137 New York, New York 10001	Common Stock	3,240,444	1,330,695	40.30%
Michael Pratt 276 5th Avenue Suite 704-3137 New York, New York 10001	Common Stock	3,240,444	1,344,087	40.30%
Dar al Majd Consulting Engineers Co (4) PO Box 60212, Riyadh 11545, Saudi Arabia	Series Seed-1 Preferred Stock	5,464,480	0	100.00%
Qnetic II, a series of Wefunder SPV, LLC 4104 24th Street, PMB 8113, San Francisco, CA 94114(5)	Series Seed-2 Preferred Stock	2,902,494	0	100.00%
Qnetic II, a series of Wefunder SPV, LLC 4104 24th Street, PMB 8113, San Francisco, CA 94114(5)	Series Seed-3 Preferred Stock	1,071,610	0	59.53%
SOSV V L.P 174 Nassau Street, Suite 3000, Princeton, NJ 08542	Series Seed-3 Preferred Stock	728,544	0	40.47%
Qnetic II, a series of Wefunder SPV, LLC 4104 24th Street, PMB 8113, San Francisco, CA 94114(5)	Series Seed-4 Preferred Stock	1,087,693	0	100.00%
SOSV V L.P 174 Nassau Street, Suite 3000, Princeton, NJ 08542	Series Seed-5 Preferred Stock	1,530,006	0	100.00%
All executive officers and directors as a group (4 people in this group)	Common Stock Series Seed-1 Preferred Stock	7,258,853 5,464,480	3,866,697 0	90.28 100.00	% %

(1)	The address for all beneficial owners is 276 5th Avenue, Suite 704-3137, New York, New York 10001, unless otherwise noted.
(2)	Reflects options to purchase Common Stock. See "Compensation of Directors and Executive Officers".
(3)	Does not include outstanding options in the calculation.
(4)	Mohammed Abdulaziz A. Al Tuwaijri, a Director of the Company, is deemed the beneficial owner of these shares.
(5)	Represented by a lead investor pursuant to a Lead Investor Agreement who has voting authority for the investor group.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Except as described herein (or within the section entitled Executive Compensation of this Offering Circular), none of the following parties (each a "Related Party") has, in our fiscal years ended 2024 and 2025, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  any of our directors or officers;
  any nominee for election as a director;
  any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of Common Stock; or
  any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the above persons.

(1) The Company has accrued compensation of $109,500 payable to several initial shareholders, which is presented as a long-term liability in the audited balance sheets at December 31, 2025 and 2024. See Footnote 2 in the Company's audited financial statements.

(2) In April 2026, the Company's Board of Directors approved fiscal year 2025 cash bonuses under its Short-Term Incentive Plan to its three executive officers, Michael Pratt, Loïc Bastard and Malcolm Mathews, in the amount of $42,321 each ($126,963 in the aggregate). Such payments have been deferred until the Company has sufficient funding.

SECURITIES BEING OFFERED

The following description is a summary of the material rights of shareholders; however; only Non-Voting-2 Preferred Stock is being offered pursuant to this Offering Circular. Shareholder rights are dictated via the Company's Fourth Amended and Restated Certificate of Incorporation and Bylaws, each as amended from time to time. The foregoing documents have been filed as exhibits to this Offering Circular.

None of our securities are currently listed or quoted for trading on any national securities exchange or national quotation system.

Description of Securities

We are offering up to 8,433,735 shares of our Non-Voting-2 Preferred Stock at a price of $4.15 per share. The total Maximum Offering Amount (excluding Investor Processing Fees) is $35,000,000.25. See "Use of Proceeds" and "Plan of Distribution."

Minimum Investment

The minimum investment amount is $502.15 per investor, excluding investment processing fees, representing 121 shares of Non-Voting-2 Preferred Stock. Investors cannot purchase fractional shares.

Investor Processing Fee

The Company will charge investors a fee ("Investor Processing Fee") of 3% of their investment amount, for up to $1,050,000.01 in maximum total Investor Processing Fees. See "Plan of Distribution."

Authorized and Outstanding Capitalization

Pursuant to our Fourth Amended and Restated Certificate of Incorporation adopted on September 29, 2026, the total number of shares of all classes of stock which the Company is authorized to issue is (i) 44,000,000 shares of Common Stock, $0.0001 par value per share ("Common Stock") and (ii) 28,924,226 shares of Preferred Stock, $0.0001 par value per share ("Preferred Stock"). Of the Preferred Stock, (a) 5,464,480 shares are hereby designated "Series Seed-1 Preferred Stock", (b) 2,902,494 shares are hereby designated "Series Seed-2 Preferred Stock", (c) 1,800,154 shares are hereby designated "Series Seed-3 Preferred Stock", (d) 1,087,693 shares are hereby designated "Series Seed-4 Preferred Stock", (e) 1,530,006 shares are hereby designated "Series Seed-5 Preferred Stock", (f) 6,018,917 shares are hereby designated "Non-Voting-1 Preferred Stock" (such security was previously named "Series CF Preferred Stock" and retitled in connection with the Third Amended and Restated Certificate of Incorporation) and (g) 10,120,482 shares are hereby designated "Non-Voting-2 Preferred Stock". Additionally, the Company has established the 2023 Stock Incentive Plan, for which 6,496,887 shares of Common Stock are authorized for issuance thereunder.

As of the date of this Offering Circular, the Company had (i) 8,039,998 shares of Common Stock, (ii) 5,464,480 shares of Series Seed-1 Preferred Stock, (iii) 2,902,494 shares of Series Seed-2 Preferred Stock, (iv) 1,800,154 shares of Series Seed-3 Preferred Stock, (v) 1,087,693 shares of Series Seed-4 Preferred Stock, (vi) 1,530,006 shares of Series Seed-5 Preferred Stock, and (vii) 1,549,853 shares of Non-Voting-1 Preferred Stock issued and outstanding. There are no shares of Non-Voting-2 Preferred Stock issued and outstanding. Additionally, there are 5,182,973 options to purchase Common Stock issued and outstanding and 1,313,914 awards available for issuance under the 2023 Stock Incentive Plan.

Rights of Non-Voting-2 Preferred Stock

Voting Rights

  To the extent permitted by the Delaware General Corporation Law, the holders of the Non-Voting-2 Preferred Stock shall not be entitled to vote on any matter required or permitted to be voted on by the stockholders of the Company.

Dividend Rights

  Holders of Non-Voting-2 Preferred Stock are entitled to receive dividends issued on any class of stock as described in the Fourth Amended and Restated Certificate of Incorporation. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for the development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Liquidation Rights

  In the event of our liquidation, dissolution, or winding up, holders of the Non-Voting-2 Preferred Stock are entitled to receive a liquidation preference after the Series Seed Preferred Stock and pari passu with the Non-Voting-1 Preferred Stock prior to the Common Stock equal to the greater of one times the Original Issue Price, plus any dividends declared but unpaid, or such amount per share as would have been payable had all shares been converted into Common Stock.

Other Rights

  Holders of our Non-Voting-2 Preferred Stock have no pre-emptive rights or other subscription rights, redemption or sinking fund provisions.  Additionally, the Non-Voting-2 Preferred Stock shall automatically convert into Common Stock upon (i) the closing of a firm commitment public offering, (ii) a direct listing on an exchange or marketplace, (iii) a transaction with a special purpose acquisition company (SPAC), or (iv) upon written consent of the Requisite Holders (as defined in the Fourth Amended and Restated Certificate of Incorporation).

No Anti-Dilution; Future Issuances

  The Non-Voting-2 Preferred Stock do not have anti-dilution protections. We expect to raise additional equity to fund development and sales efforts, which will dilute holders when issued.

Rights of Outstanding Common Stock and Preferred Stock

Common Stock

The rights, preferences, restrictions and other matters relating to the Common Stock are as follows:

Authorized Common Stock

  The authorized shares of Common Stock of the Company is 44,000,000, with each share of Common Stock having a par value of $0.0001 per share.

Rank

  The Company's Common Stock ranks junior to its Preferred Stock in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding-up of the Company.

Dividends

  Holders of the Common Stock of the Company will be entitled to receive when, as and if declared by the Board, cash dividends, pro rata based upon the number of shares of Common Stock held, after all payments owed to holders of the Preferred Stock have been made.

Liquidation, Dissolution and Winding Up

  In the event of (a) any voluntary or involuntary liquidation, dissolution or winding up of the Company, after the payment in full of all Liquidation Amounts (defined below) required to be paid to the holders of shares of Preferred Stock, as applicable, the assets of the Company available for distribution to its stockholders and not payable to the holders of shares of Preferred Stock, and (b) a Deemed Liquidation Event, after the payment in full of all Liquidation Amounts required to be paid to the holders of shares of Preferred Stock, as applicable, the consideration available for distribution to the stockholders of the Company and not payable to the holders of shares of Preferred Stock or the Available Proceeds not payable to the holders of shares of Preferred Stock, as the case may be, shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares held by each such holder.

Voting

  The holders of Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings); provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to the Fourth Amended and Restated Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon.

Other Rights

  Holders of the Common Stock have no redemption or preemptive rights.

Preferred Stock

The rights, preferences, restrictions and other matters relating to the Preferred Stock are as follows:

Authorized Preferred Stock

  There are 28,924,226 shares of Preferred Stock, $0.0001 par value per share authorized for issuance. 5,464,480 shares of the authorized Preferred Stock are hereby designated "Series Seed-1 Preferred Stock", 2,902,494 shares of the authorized Preferred Stock are hereby designated "Series Seed-2 Preferred Stock", 1,800,154 shares of the authorized Preferred Stock are hereby designated "Series Seed-3 Preferred Stock", 1,087,693 shares of the authorized Preferred Stock are hereby designated "Series Seed-4 Preferred Stock", 1,530,006 shares of the authorized Preferred Stock are hereby designated "Series Seed-5 Preferred Stock", 6,018,917 shares of the authorized Preferred Stock are hereby designated "Non-Voting-1 Preferred Stock", and 10,120,482 shares of the authorized Preferred Stock are hereby designated "Non-Voting-2 Preferred Stock", with the following rights, preferences, powers and restrictions, qualifications and limitations. Series Seed-1 Preferred Stock, Series Seed-2 Preferred Stock, Series Seed-3 Preferred Stock, Series Seed-4 Preferred Stock, and Series Seed-5 Preferred Stock are collectively referred to as "Series Seed Preferred Stock". The Series Seed Preferred Stock have voting rights and the Non-Voting-1 Preferred Stock and the Non-Voting-2 Preferred Stock do not.

Dividends

  The Company shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Company (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Fourth Amended and Restated Certificate of Incorporation) the holders of the Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Preferred Stock in an amount at least equal to (i) in the case of a dividend on Common Stock, the product of (A) the dividend declared, paid or set aside on such Common Stock and (B) the number of shares of Common Stock issuable upon conversion of a share of such Preferred Stock; (ii) in the case of a dividend on a class or series of capital stock that is convertible into Common Stock, the product of (A) the dividend declared, paid or set aside per share of such class or series of capital stock and (B) the number of shares of Common Stock issuable upon conversion of a share of such Preferred Stock, divided by the number of shares of Common Stock issuable upon conversion of a share of such class or series of capital stock; or (iii) in the case of a dividend on any class or series that is not convertible into Common Stock, the product of (A) the amount of the dividend payable on each share of such class or series of capital stock divided by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (B) the applicable Original Issue Price; provided that, if the Company declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Company, the dividend payable to the holders of Preferred Stock shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Preferred Stock dividend for the applicable series of Preferred Stock. The "Original Issue Price" shall mean (i) $0.9150 per share for the Series Seed-1 Preferred Stock, (ii) $0.7320 per share for the Series Seed-2 Preferred Stock, (iii) $0.6863 per share for the Series Seed-3 Preferred Stock, (iv) $0.5490 per share for the Series Seed-4 Preferred Stock, (v) $0.0654 per share for the Series Seed-5 Preferred Stock, (vi) $1.79 per share for the Non-Voting-1 Preferred Stock and (vii) $4.15 per share for the Non-Voting-2 Preferred Stock, in each case subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the applicable series of Preferred Stock.

Liquidation, Dissolution and Winding Up

  In the event of (a) any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of each series of Series Seed Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, and (b) a Deemed Liquidation Event, the holders of shares of each series of Series Seed Preferred Stock then outstanding shall be entitled to be paid out of the consideration payable to stockholders in such Deemed Liquidation Event or out of the Available Proceeds (as defined below), as applicable, on a pari passu basis based on their respective Series Seed Liquidation Amounts (as defined below) and before any payment shall be made to the holders of Non-Voting-1 Preferred Stock, Non-Voting-2 Preferred Stock and holders of Common Stock by reason of their ownership thereof, an amount per share of each such series of Series Seed Preferred Stock equal to the greater of (i) one times the applicable Original Issue Price, plus any dividends declared but unpaid thereon (the amounts payable pursuant to this clause (i) are hereinafter referred to as the "Series Seed Liquidation Amounts"), or (ii) such amount per share as would have been payable had all shares of such series of Series Seed Preferred Stock (and all shares of all other series of Series Seed Preferred Stock that would receive a larger distribution per share if such series of Series Seed Preferred Stock and all such other series of Series Seed Preferred Stock were converted into Common Stock) been converted into Common Stock immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event. If, upon any such liquidation, dissolution or winding up of the Company or Deemed Liquidation Event, the assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series Seed Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series Seed Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. "Available Proceeds" means the consideration received by the Company for the Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Company), together with any other assets of the Company available for distribution to its stockholders, all to the extent permitted by Delaware law governing distributions to stockholders. A Deemed Liquidation Event shall be a (i) merger or consolidation involving the Company or (ii) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole.

  After the payment of all Series Seed Liquidation Amounts required to be paid to the holders of Series Seed Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Non-Voting-1 Preferred Stock and Non-Voting-2 Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, and in the event of a Deemed Liquidation Event, the holders of shares of Non-Voting-1 Preferred Stock and Non-Voting-2 Preferred Stock then outstanding shall be entitled to be paid out of the consideration payable to stockholders in such Deemed Liquidation Event or out of the Available Proceeds, as applicable, on a pari passu basis based on their respective Non-Voting Preferred Liquidation Amounts (as defined below) and before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share of Non-Voting-1 Preferred Stock and Non-Voting-2 Preferred Stock equal to the greater of (i) one times the applicable Original Issue Price, together with any dividends declared but unpaid thereon, and (ii) such amount per share as would have been payable had all shares of Non-Voting-1 Preferred Stock and Non-Voting-2 Preferred Stock been converted into Common Stock immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this sentence is hereinafter referred to as the "Non-Voting Preferred Liquidation Amount", and together with Series Seed Liquidation Amounts, collectively, as the "Liquidation Amounts"). If upon any such liquidation, dissolution or winding up of the Company or Deemed Liquidation Event, the assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of shares of Non-Voting-1 Preferred Stock and Non-Voting-2 Preferred Stock the full amount to which they shall be entitled, the holders of shares of Non-Voting-1 Preferred Stock and Non-Voting-2 Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

Voting

  On any matter presented to the stockholders of the Company for their action or consideration at any meeting of stockholders of the Company (or by written consent of stockholders in lieu of a meeting), each holder of outstanding shares of Series Seed Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series Seed Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Fourth Amended and Restated Certificate of Incorporation, holders of Series Seed Preferred Stock shall vote together with the holders of Common Stock as a single class and on an as-converted to Common Stock basis.
  To the extent permitted by the Delaware General Corporation Law, the holders of the Non-Voting-1 Preferred Stock and Non-Voting-2 Preferred Stock shall not be entitled to vote on any matter required or permitted to be voted on by the stockholders of the Company; provided, however, that in the event that any matter presented to the stockholders of the Company for their action or consideration at any meeting of stockholders of the Company (or by written consent of stockholders in lieu of meeting) is a matter on which the shares of the Non-Voting-1 Preferred Stock and Non-Voting-2 Preferred Stock are required to be entitled to a vote pursuant to applicable law, each holder of outstanding shares of the Non-Voting-1 Preferred Stock and Non-Voting-2 Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of the Non-Voting-1 Preferred Stock and Non-Voting-2 Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter.
  The holders of record of the shares of Series Seed-1 Preferred Stock, exclusively and voting together as a separate class on an as-converted to Common Stock basis, shall be entitled to elect one director of the Corporation, and the holders of record of the shares of Common Stock, exclusively and voting together as a separate class, shall be entitled to elect the remaining number of directors as fixed pursuant to the Bylaws of the Company.

Optional Conversion

  Each share of Series Seed Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the applicable Original Issue Price by the applicable Conversion Price (as defined below) in effect at the time of conversion. Shares of Non-Voting-1 Preferred Stock and Non-Voting-2 Preferred Stock shall only be convertible, upon a mandatory conversion, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the applicable Original Issue Price by the applicable Conversion Price in effect at the time of conversion. The "Conversion Price" shall initially be equal to $0.9150 per share for the Series Seed-1 Preferred Stock, $0.7320 per share for the Series Seed-2 Preferred Stock, $0.6863 per share for the Series Seed-3 Preferred Stock, $0.5490 per share for the Series Seed-4 Preferred Stock, $0.0654 per share for the Series Seed-5 Preferred Stock, $1.79 per share for the Non-Voting-1 Preferred Stock and $4.15 per share for the Non-Voting-2 Preferred Stock. Such initial Conversion Price, and the rate at which shares of Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided in the Fourth Amended and Restated Certificate of Incorporation.

Automatic Conversion

  All outstanding shares of Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective Conversion Price, (a) immediately prior to the closing of the sale of shares of Common Stock (or other equity securities of the Company) to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended; (b) immediately prior to the effectiveness of the registration statement in connection with the initial listing of the Common Stock (or other equity securities of the Company) on the Nasdaq Stock Market, the New York Stock Exchange or another exchange or marketplace approved by the Board of Directors by means of an effective registration statement filed by the Company with the Securities and Exchange Commission, without a related underwritten offering of such Common Stock (or other equity securities); (c) immediately prior to the consummation of a transaction or series of related transactions by merger, consolidation, share exchange or otherwise of the Company with a publicly-traded "special purpose acquisition company" or its subsidiary (collectively, a "SPAC"), immediately following the consummation of which the common stock or share capital of the SPAC or its successor entity is listed on the Nasdaq Stock Market, the New York Stock Exchange or another exchange or marketplace approved by the Board of Directors (such transaction or series of related transactions, the "SPAC Transaction"); and (d) the date and time, or the occurrence of an event, specified by vote or written consent of the Requisite Holders (any of (a), (b), (c) or (d), the "Mandatory Conversion Time").

Other Rights

  Holders of shares of Preferred Stock have no redemption rights or pre-emptive rights to acquire additional capital stock of the Company.

Agreement between Key Holders and Series Seed-1 Preferred Stock

Right to Designate Board of Directors

Certain key holders of the Company and Series Seed-1 Preferred Stock holders previously entered into an agreement, dated October 23, 2025 (the "Series Seed-1 Preferred Stock Purchase Agreement"), providing for the key holders (Michael Pratt, Loïc Bastard and Malcolm Mathews) to have a right to designate three (3) directors to the Board of Directors of the Company. The Series Seed-1 holders shall also have a right to designate one director to the Board of Directors of the Company. Further, the key holders and Series Seed-1 Preferred Stock holders have also agreed to drag-along rights as detailed below. See Exhibit 3.1 - Series Seed-1 Preferred Stock Purchase Agreement.

Drag-Along Rights

Pursuant to the Series Seed-1 Preferred Stock Purchase Agreement, in the event that (i) the holders of at least a majority of the shares of Common Stock then issued or issuable upon conversion of the shares of Preferred Stock (the "Selling Investors"); (ii) the Board of Directors; and (iii) the holders of a majority of the then outstanding shares of Common Stock (other than those issued or issuable upon conversion of the shares of Preferred Stock) held by Key Holders who are then providing services to the Company or its subsidiary as officers, employees or consultants voting as a separate class (collectively, (i)-(iii) are the "Electing Holders") approve a Sale of the Company (which approval of the Electing Holders must be in writing), then, subject to satisfaction of certain conditions specified in the Series Seed-1 Preferred Stock Purchase Agreement, the Holders (Series Seed-1 Preferred Stock Holder and the Key Holders) and the Company hereby agree to (a) vote in favor of the Sale transaction; (b) to sell the same proportion of shares of capital stock of the Company beneficially held by such Holder as is being sold by the Selling Investors; and (c) to refrain from (i) exercising any dissenters' rights or rights of appraisal under applicable law at any time with respect to such Sale of the Company; or (ii) asserting any claim or commencing any suit challenging the Sale of the Company, or the consummation of the transactions contemplated thereby.

Designation of Voting Rights to Lead Investor for Series Seed-2 Preferred Stock, Series Seed-3 Preferred Stock and Series Seed-4 Preferred Stock

Investors holding Series Seed-2 Preferred Stock, Series Seed-3 Preferred Stock and Series Seed-4 Preferred Stock have entered into a Lead Investor Agreement in connection with those prior SAFE offerings through the WeFunder platform (and subsequent conversion into these classes of Preferred Stock). Pursuant to the terms of the applicable Lead Investor Agreement, the lead investor identified and appointed by the Company and approved by Wefunder has been granted the power to make all voting determinations on behalf of its investors.

Transfer Restrictions

The securities offered in this offering are being issued in a transaction exempt from registration under the Securities Act of 1933, as amended, and may not be transferred unless registered under the Securities Act or an exemption from such registration is available.

Governing Documents

The primary documents governing the rights of investors holding the securities are the Company's Fourth Amended and Restated Certificate of Incorporation and Bylaws. All statements regarding voting and control of the securities are qualified in their entirety by reference to these governing documents.

Investors should not purchase the Securities if they are not comfortable with the voting rights, lack of liquidity, and potential for dilution inherent in this investment.

Disclosure of commission position on indemnification for securities liabilities

The Company's Bylaws and Fourth Amended and Restated Certificate of Incorporation, subject to the provisions of Delaware Law, contain provisions which allow the corporation to indemnify its officers and directors against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to the Company if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the Company. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, may be unenforceable.

LEGAL MATTERS

We have retained Hess Legal Counsel LLC to advise us in connection with the preparation of this Offering Circular, the Subscription Agreement and any other documents related thereto. Hess Legal Counsel LLC has not been retained to represent the interests of any Stockholder in connection with this offering.  All prospective investors that are evaluating or purchasing shares of Non-Voting-2 Preferred Stock should retain their own independent legal counsel to review this Offering Circular, the Subscription Agreements and any other documents and matters related whatsoever to this offering, and to advise them accordingly.

EXPERTS

The financial statements of Qnetic Corporation as of December 31, 2025 and 2024, and for each of the two years in the period ended December 31, 2025, included in this Offering Circular have been audited by Alice.CPA LLC, an independent registered public accounting firm, as stated in its report appearing herein. Such financial statements are included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC an offering statement on Form 1-A under the Securities Act with respect to the Shares offered by this Offering Circular. This Offering Circular does not contain all of the information included in the Offering Statement, portions of which are omitted as permitted by the rules and regulations of the SEC. For further information pertaining to us and the Shares to be sold in this offering, you should refer to the offering statement and its exhibits. Whenever we make reference in this offering circular to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the offering statement for copies of the actual contract, agreement or other document filed as an exhibit to the offering statement or such other document, each such statement being qualified in all respects by such reference. Upon the qualification of this offering, we will be subject to the informational requirements of Tier 2 of Regulation A and will be required to file annual reports, semi-annual reports, current reports and other information with the SEC. We anticipate making these documents publicly available free of charge, on our website as soon as reasonably practicable after filing such documents with the SEC.

You can read the Offering Statement and our future filings with the SEC over the Internet at the SEC's website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

We will answer inquiries from potential investors concerning the Shares, the Company and other matters relating to the offer and sale of the Shares under this Offering Circular. We will afford the potential investors the opportunity to obtain any additional information to the extent we possess such information or can acquire such information without unreasonable effort or expense that is necessary to verify the information in this Offering Circular.

Requests and inquiries regarding this offering circular should be directed to:

Qnetic Corporation

276 5th Avenue, Suite 704-3137

New York, New York 10001

(916) 603-2734

Email: invest@qnetic.energy

We will provide requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense.

FINANCIAL STATEMENTS

Qnetic Corporation (the "Company")

Consolidated Financial Statements and

Independent Accountant's Audit Report

Years ended December 31, 2025 & 2024

Qnetic Corporation

(a Delaware Corporation)

Audited Consolidated Financial Statements

As of the year ended December 31, 2025 and 2024

QNETIC CORPORATION

Independent Auditor's Report

April 27, 2026

To the Board of Directors and Management of Qnetic Corporation

New York, NY

Report on the Audit of the Financial Statements

Opinion

We have audited the accompanying consolidated financial statements of Qnetic Corporation, which comprise the consolidated balance sheet as of December 31, 2025 and December 31, 2024, and the related statements of income, changes in equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Qnetic Corporation as of December 31, 2025 and December 31, 2024, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Qnetic Corporation and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error. In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Qnetic Corporation's ability to continue as a going concern for one year after the date that the financial statements are available to be issued.

Auditor's Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

As part of an audit in accordance with generally accepted auditing standards, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

• Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion.

• Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Qnetic Corporation's internal control.

• Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

• Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Qnetic Corporation's ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies or material weaknesses in internal control that we identify during our audit.

Alice.CPA LLC
Robbinsville, New Jersey
April 27, 2026

Qnetic Corporation
CONSOLIDATED BALANCE SHEETS
As of December 31, 2025 and 2024
(Audited)

		2024,
	2025	As restated

ASSETS

Current Assets
Cash	$3,790,836	$204,469
Prepaid expenses and other current assets	124,978	15,552
Total Current Assets	3,915,814	220,021

Noncurrent Assets
Property and equipment, net	110,627	4,954
Operating lease right-of-use asset, net	227,717	25,204
Security deposit	68,782	-
Total Noncurrent Assets	407,126	30,158

Total Assets	$4,322,940	$250,179

(Continued on the next page)

The accompanying notes are an integral part of these consolidated financial statements.

Qnetic Corporation
CONSOLIDATED BALANCE SHEETS (CONTINUED)
As of December 31, 2025 and 2024
(Audited)

		2024,
	2025	As restated

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
Accounts payable	$162,090	$25,789
Accrued expenses	559,885	54,609
Operating lease liability, current	81,492	28,426
Total Current Liabilities	803,467	108,824

Long-Term Liabilities
Accrued compensation, long-term	109,500	109,500
Operating lease liability, noncurrent	159,819	-
Total Long-Term Liabilities	269,319	109,500

Total Liabilities	1,072,786	218,324

Shareholders' Equity

Common stock, $0.0001 par value; 28,000,000 and 10,000,000 shares authorized as of December 31, 2025 and 2024, respectively; 8,039,998 shares issued and outstanding as of December 31, 2025 and 2024	804	804
Preferred stock, $0.0001 par value; 12,784,827 shares authorized as of December 31, 2025; 12,784,827 and 0 shares issued and outstanding as of December 31, 2025 and 2024, respectively	1,278	-
Additional paid-in capital	9,348,986	242,224
SAFE notes	-	2,120,930
Accumulated deficit	(6,134,362)	(2,341,259)
Accumulated other comprehensive gain	33,448	9,156
Total Shareholders' Equity	3,250,154	31,855

Total Liabilities and Shareholders' Equity	$4,322,940	$250,179

The accompanying notes are an integral part of these consolidated financial statements.

Qnetic Corporation
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2025 and 2024
(Audited)

	2025	2024

Revenues	$-	$-

Operating Expenses
General and administrative	1,611,032	389,847
Research and development	2,217,622	859,890
Total Operating Expenses	3,828,654	1,249,737

Loss from Operations	(3,828,654)	(1,249,737)

Other Income (Expense)
Interest expense	34	-
Interest income	61,143	899
Other expense, net	(25,626)	(2,037)
Total Other Expense, net	35,551	(1,138)

Net Loss	(3,793,103)	(1,250,875)

Other comprehensive gain (loss), net of tax
Foreign currency translation adjustments	24,292	5,490

Total Comprehensive Loss	$(3,768,811)	$(1,245,385)

The accompanying notes are an integral part of these consolidated financial statements.

Qnetic Corporation
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
For the Years Ended December 31, 2025 and 2024
(Audited)

	Common stock		Preferred Stock		Additional Paid-in Capital	Accumulated Deficit	SAFE Notes	Accumulated Other Comprehensive Gain	Total Shareholders' Equity
	Shares	Value	Shares	Value
Balance as of January 1, 2024 Prior period adjustment: issuance of	8,039,998	$804	-	$-	$242,224	$(990,384)	$1,832,600	$3,666	$1,088,910
SAFE for noncash consideration	-	-	-	-	-	(100,000)	100,000	-	-
Balance as of January 1, 2024, as restated	8,039,998	$804	-	$-	$242,224	$(1,090,384)	$1,932,600	$3,666	$1,088,910
Issuance of SAFE notes	-	-	-	-	-	-	188,330	-	188,330
Net loss	-	-	-	-	-	(1,250,875)	-	-	(1,250,875)
Other comprehensive gain	-	-	-	-	-	-	-	5,490	5,490
Balance as of December 31, 2024, as restated	8,039,998	$804	-	$-	$242,224	$(2,341,259)	$2,120,930	$9,156	$31,855
Issuance of SAFE notes	-	-	-	-	-	-	6,936,296	-	6,936,296
Conversion of SAFE notes to preferred stock	-	-	12,784,827	1,278	9,055,948	-	(9,057,226)	-	-
Stock based compensation	-	-	-	-	50,814	-	-	-	50,814
Net loss	-	-	-	-	-	(3,793,103)	-	-	(3,793,103)
Other comprehensive gain	-	-	-	-	-	-	-	24,292	24,292
Balance as of December 31, 2025	8,039,998	$804	12,784,827	$1,278	$9,348,986	$(6,134,362)	$-	$33,448	$3,250,154

The accompanying notes are an integral part of these consolidated financial statements.

Qnetic Corporation
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2025 and 2024
(Audited)

	2025	2024, As restated
Cash Flows from Operating Activities
Net loss	$(3,793,103)	$(1,250,875)
Adjustments to reconcile net loss to net cash provided by operations:
Stock-based compensation expense	50,814	-
Right-of-use asset and lease liability	10,372	(3,852)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(109,426)	29,731
Accounts payable	136,301	(11,317)
Accrued expenses	505,276	(3,291)
Net cash from operating activities	(3,199,766)	(1,239,604)

Cash Flows from Investing Activities
Purchase of property and equipment	(105,673)	(3,932)
Security deposit	(68,782)	-
Net cash from investing activities	(174,455)	(3,932)

Cash Flows from Financing Activities
Proceeds from SAFE Notes	6,936,296	188,330
Net cash from financing activities	6,936,296	188,330

Net change in cash and cash equivalents	3,562,075	(1,055,206)

Effect of exchange rates changes on cash and cash equivalents	24,292	5,490

Cash at beginning of year	204,469	1,254,185
Cash at end of year	$3,790,836	$204,469

Supplemental information:

Noncash conversion of SAFE notes to preferred stock	$9,057,226	$-

The accompanying notes are an integral part of these consolidated financial statements.

Qnetic Corporation
Notes to Consolidated Financial Statements For the Years Ended
December 31, 2025 and 2024
(Audited)

NOTE 1 - NATURE OF OPERATIONS

Qnetic Corporation was formed in Delaware on September 20, 2022. Qnetic Holdings PTE. Ltd was formed in Singapore on May 27, 2022, and acquired Shanghai Qnetic Technology Co., Ltd, an entity formed in Shanghai on September 28, 2021, in 2022. Qnetic GmbH is a Germany entity formed on June 29, 2023 and is a wholly owned by Qnetic Corporation. Qnetic Corporation acquired Qnetic Holdings PTE. Ltd through a share swap transaction in 2023.

These companies are collectively referred to as "the Company" herein the consolidated financial statements.

The Company plans to generate revenue by manufacturing, selling and maintaining Flywheel Energy Storage Systems (FESS) to address the gap in energy storage systems needed to facilitate the transition to renewable energy. The Company's headquarters are in New York, New York and Singapore with its subsidiary in Shanghai, China. The Company's customers will be global.

The Company is in the process of raising funds to develop the prototype for its first commercial model. The Company is plans to conduct additional crowdfunding in 2026 and/or through venture capital.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of the significant accounting policies of the Company is presented to assist in understanding the Company's consolidated financial statements. The consolidated financial statements and notes are representations of the Company's management, who is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the consolidated financial statements.

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America ("US GAAP"). Any reference in these notes to applicable guidance is meant to refer to U.S. GAAP as found in the Accounting Standards Codification ("ASC") and Accounting Standards Updates ("ASU") of the Financial Accounting Standards Board ("FASB").

Basis of Consolidation - Foreign Operations

The consolidated financial statements of the Company include its wholly owned subsidiaries: Qnetic Holdings PTE. Ltd, an entity operating in Singapore, formed in 2022; Shanghai Qnetic Technology Co., Ltd, an entity operating in Shanghai, formed in 2021; Qnetic GmbH, an entity operating in Germany, formed in 2023. All significant intercompany transactions are eliminated. Operations outside the United States are subject to risks inherent in operating under different legal systems and various political and economic environments. Among the risks are changes in existing tax laws, possible limitations on foreign investment and income repatriation, government price or foreign exchange controls, and restrictions on currency exchange. The Company does not engage in hedging activities to mitigate its exposure to fluctuations in foreign currency exchange rates.

Foreign Currency Translation

The functional currencies of the Company's foreign operations are the local currencies. The consolidated financial statements of the Company's foreign subsidiaries have been translated into

Qnetic Corporation
Notes to Consolidated Financial Statement
December 31, 2025 and 2024
(Audited)

U.S. dollars. Results of operations for the foreign subsidiaries are translated form the local (functional) currency to the U.S. dollar using average exchange rates during the period, while assets and liabilities are translated at the exchange rate in effect at the reporting date. Shareholders' equity is translated at the historical exchange rate at the time of transaction. The net effect of translating these balances from the functional currency to U.S. dollars (the reporting currency) has been recorded as a foreign currency translation adjustment in other comprehensive income within the consolidated statements of comprehensive income and the consolidated statements of shareholders' equity.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Risks and Uncertainties

The Company's business and operations are sensitive to general business and economic conditions in the United States. A host of factors beyond the Company's control could cause fluctuations in these conditions. Adverse conditions may include recession, downturn or otherwise, local competition or changes in consumer taste. These adverse conditions could affect the Company's financial condition and the results of its operations.

Concentration of Credit Risks

The Company's financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. The Company's management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Cash and Cash Equivalents

The Company considers short-term, highly liquid investment with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of funds held in the Company's checking account.

As of December 31, 2025 and 2024, the Company had total cash and cash equivalents balances of

$3,790,836 and $204,469 respectively. Included in these balances are treasury investment amounting to $3,717,361 and $3,181 as of December 31, 2025 and 2024, respectively.

Prepaid and Other Current Assets

Prepaid and other current assets consist primarily of prepayments and advances to suppliers for goods and services to be received in future periods. These amounts are recognized as expenses or reclassified to the appropriate asset account as the related goods are delivered or services are rendered. Prepayments and advances are expected to be utilized or settled within twelve months from the reporting date and are therefore classified as current assets in the balance sheets.

Qnetic Corporation
Notes to Consolidated Financial Statements
December 31, 2025 and 2024
(Audited)

As of December 31, 2025 and 2024, the Company's prepaid and other current assets amounted to $124,978 and $15,552, respectively.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. The estimated useful life is 31 months for equipment and furniture and fixtures, and 36 months for tools.

Expenditures for major improvements and betterments that extend the useful life of the assets are capitalized, while repairs and maintenance are expensed as incurred. Leasehold improvements are depreciated over the shorter of their estimated useful lives or the remaining lease term, including reasonably assured renewal periods.

The Company evaluates property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable. If such indicators are present, the Company assesses recoverability based on estimated undiscounted future cash flows and recognizes an impairment loss for any excess of carrying value over fair value. As of December 31, 2025 and 2024, no impairment losses were recognized.

Security Deposit

Security deposits represent refundable amounts paid in connection with lease agreements and are recorded at cost. These are classified as noncurrent assets unless expected to be recovered within twelve months from the reporting date. The Company evaluates recoverability when indicators of impairment exist.

As of December 31, 2025, the Company paid a security deposit of $68,782 in connection with a lease agreement executed in October 2025. The related lease had not yet commenced as of December 31, 2025, as the leased premises were still undergoing renovations by the lessor, with lease commencement occurring in April 2026. Accordingly, the deposit is presented as a noncurrent asset as of December 31, 2025. No security deposits were recorded as of December 31, 2024.

Accounts Payable

The Company classifies as accounts payable obligations for goods and services acquired from suppliers in the ordinary course of business. They are classified as current liabilities unless payment is not due within one year. Accounts payable are recognized at their invoiced amount. As of December 31, 2025 and 2024, accounts payables balances were $162,090 and $25,789, respectively.

Accrued Expenses

Accrued expenses represent liabilities for goods or services that have been received but not yet paid for as of the reporting date. These include payroll liabilities and interests on loans. These expenses are recognized when incurred, based on the best estimate of the amount owed, even if no formal invoice has been received. Accrued expenses are classified as current liabilities and are typically settled within the normal operating cycle. The Company has accrued expenses amounting to $559,885 and $54,609 as of December 31, 2025 and 2024, respectively.

Accrued Compensation

Accrued compensation consists of accrued wages payable to several initial shareholders. These are presented as long-term on the consolidated balance sheets at December 31, 2025 and 2024.

Qnetic Corporation
Notes to Consolidated Financial Statements
December 31, 2025 and 2024
(Audited)

Leases

The Company recognizes and measures its leases in accordance with ASU 2016-02, Leases (Topic 842) ("ASC 842"). In accordance with ASC 842, the Company determines if an arrangement contains a lease at inception. Operating leases are included in operating lease right-of-use (ROU) assets and operating lease liabilities, current and noncurrent, on the balance sheet. Lease liabilities are initially recorded at the present value of the lease payments by discounting the lease payments by the discount rate and then recording accretion over the lease term using the effective interest method.

Operating lease classification results in straight-line expense recognition pattern over the lease term and recognized lease expense as a single expense component, which results in amortization of the ROU asset that equals the difference between straight-line lease expense and the expense recorded to related to the lease liability. Operating lease expense is presented under operating expenses, based on the use of the leased asset, on the statement of operations.

The operating lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense is recognized on a straight-line basis over the lease term.

Share Based Compensation

Consistent with US GAAP, the Company records stock-based compensation as a non-cash expense. The Company measures and recognizes compensation expense for all stock-based awards, granted to employees and directors based on the estimated fair value of the awards on the date of grant. The fair value of each stock option award is estimated on the grant date using the Black-Scholes option pricing model. The Black-Scholes option pricing model requires the input of highly subjective assumptions, including the fair value of the underlying common stock, the expected term of the option, the expected volatility of the price of the Company's common stock, risk-free interest rates, and the expected dividend yield of the Company's common stock. The assumptions used to determine the fair value of the awards represent management's best estimates. These estimates involve inherent uncertainties and the application of management's judgment.

The Company amortizes the fair value of each stock award over the requisite service period of the awards in accordance with the associated vesting schedule. Stock based compensation is adjusted based upon actual forfeitures.

Fair Value Measurements

US GAAP defines fair value as the price that would be received to sell an asset or be paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price) and such principles also establish a fair value hierarchy that prioritizes the inputs used to measure fair value using the following definitions (from highest to lowest priority):

● Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Qnetic Corporation
Notes to Consolidated Financial Statements
December 31, 2025 and 2024
(Audited)

● Level 2 - Observable inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data by correlation or other means.

● Level 3 - Prices or valuation techniques requiring inputs that are both significant to the fair value measurement and unobservable.

There were no assets or liabilities requiring fair value measurement as of December 31, 2025 and 2024.

Revenue Recognition

The Company recognizes revenue from the sale of products and services in accordance with ASC 606, Revenue from Contracts with Customers ("ASC 606"). Revenue is recognized upon transfer of promised products and services to the customer in an amount that reflects the consideration the Company expects to receive in exchange for those products or services. The Company determines the amount of revenue to be recognized through application of the following steps:

  Identification of the contract with customer;
  Identification of the performance obligations in the contract;
  Determination of the transaction price;
  Allocation of the transaction price to the performance obligations in the contract; and
  Recognition of revenue when or as the Company satisfies the performance obligations.

The Company has not generated revenue as of December 31, 2025 and 2024. Advertising Costs

Advertising costs associated with marketing the Company's products and services are generally expensed as costs are incurred.

General and Administrative Expenses

General and administrative expenses consist of payroll and related expenses for employees and independent contractors involved in general corporate functions, including accounting, finance, tax, legal, business development, and other miscellaneous expenses.

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC 740-10, Income Taxes, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in its financial statements or income tax returns. Under ASC 740-10, the Company determines deferred tax assets and liabilities for temporary differences between the financial reporting basis and the tax basis of assets and liabilities, measured using the more-likely-than-not standard to determine if the tax benefits will be realized using the enacted rates in effect for the years in which it expects the differences to reverse. To the extent a deferred tax asset cannot be realized, a valuation allowance is established if necessary.

Qnetic Corporation
Notes to Consolidated Financial Statements
December 31, 2025 and 2024
(Audited)

The Company accounts for uncertain income tax positions in accordance with the accounting guidance in ASC Topic 740. Under this guidance, tax positions are initially recognized by the Company in consolidated financial statements when it is more-likely-than-not the position will besustained upon examination by the tax authorities. The Company's policy is to recognize interest and penalties related to any uncertain income tax positions as a component of the provision for income taxes in the consolidated statements of comprehensive income. The Company is not aware of any uncertain tax positions resulting in a liability as of December 31, 2025 and 2024.

Recent Accounting Pronouncements

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact on the consolidated financial statements.

NOTE 3 - FIXED ASSETS

Fixed assets as of December 31, 2025 and 2024 consists of the following:

	2025	2024	Useful Life
Furniture and Fixture	$81,661	$6,958	31 months
Equipment	37,796	-	31 months
Tool	1,239	-	36 months
Accumulated Depreciation	(13,143)	(2,004)
Property, plant and equipment - net	$110,627	$4,954

NOTE 4 - LEASES

The Company leases office and industrial space under various lease arrangements. The Company determines whether an arrangement is or contains a lease at inception and classifies leases at commencement. Lease arrangements with a term of twelve months or less are accounted for as short-term leases, with lease payments recognized as expense on a straight-line basis over the lease term.

As of December 31, 2025, the Company's lease portfolio consists of both short-term leases and one long-term operating lease. Short-term leases primarily relate to office spaces with lease terms of less than twelve months. The Company has elected the short-term lease exemption for these arrangements; accordingly, no right-of-use ("ROU") assets or lease liabilities are recognized for these leases.

In July 2025, the Company commenced a lease agreement for an industrial facility consisting of both office and factory space. The lease term is 39 months, ending September 30, 2028. The lease includes a renewal option; however, such option was not considered reasonably certain to be exercised at lease commencement. The lease is classified as an operating lease, as it does not meet any of the criteria for finance lease classification under ASC 842.

The Company recognized a right-of-use asset and corresponding lease liability at lease commencement for this arrangement. Lease expense is recognized on a straight-line basis over the lease term. The lease includes rent-free periods and fixed payments, while variable payments such as utilities are excluded from the measurement of the lease liability and are expensed as incurred.

Qnetic Corporation
Notes to Consolidated Financial Statements
December 31, 2025 and 2024
(Audited)

Future minimum lease payments under noncancelable operating leases as of December 31, 2025 are as follows:

Amount
Year ending December 31, 2026	$93,558
Year ending December 31, 2027	93,558
Year ending December 31, 2028	77,965
Total future payments	265,080
Less: interest	(23,769)
Present value of lease liability	$241,311

Months remaining as of December 31, 2025	34
Weighted interest rate	5%

NOTE 5 - EQUITY

Common Stock

The Company is authorized to issue common stock with a par value of $0.0001 per share. As of December 31, 2024, the Company was authorized to issue 10,000,000 shares of common stock, which was amended in 2025 to increase the authorized shares to 28,000,000. As of December 31, 2025 and 2024, there were 8,039,998 shares of common stock issued and outstanding.

Preferred Stock

The Company is also authorized to issue preferred stock with a par value of $0.0001 per share, in one or more series, with rights and preferences as determined by the Board of Directors. As of December 31, 2025, the Company had 5,464,480 Series Seed-1 Preferred shares, 2,902,494 Series Seed-2 Preferred shares, 1,800,154 Series Seed-3 Preferred shares, 1,087,693 Series Seed-4 Preferred shares, and 1,530,006 Series Seed-5 Preferred shares issued and outstanding. As of December 31, 2024, there were no preferred shares issued or outstanding.

During 2025, the Company issued the preferred shares primarily as a result of the conversion of Simple Agreements for Future Equity (SAFEs) into equity upon the occurrence of qualifying financing events, in accordance with the respective SAFE agreements.

Simple Agreements for Future Equity (SAFE)

The Company enters into Simple Agreements for Future Equity ("SAFEs") with investors, which provide the right to receive equity in the Company upon the occurrence of specified triggering events, such as qualified financing or a change in control. These instruments do not have a maturity date and do not bear interest. The SAFEs generally include conversion provisions based on valuation caps and/or discounts to the price per share issued in a future financing. The Company evaluated the SAFE instruments under ASC 480 and ASC 815-40 and concluded that they meet the criteria for equity classification.

Qnetic Corporation
Notes to Consolidated Financial Statements
December 31, 2025 and 2024
(Audited)

In 2023, the Company entered into various SAFE agreements with third parties for total proceeds of $1,832,600. During 2024, the Company initiated a crowdfunding offering through an intermediary platform to raise up to $1,500,000 in SAFEs, subject to a minimum funding threshold. As of December 31, 2024 and 2023, total SAFEs outstanding amounted to $2,020,930 and $1,832,600, respectively.

During 2025, the Company raised an additional $6,936,296 through the issuance of SAFEs. In addition, the Company identified a SAFE agreement executed in 2023 with a stated value of $100,000 that was issued for noncash consideration and had not been previously recorded. This amount was recognized as a prior period adjustment in 2025 to properly reflect the Company's outstanding SAFE obligations. As of December 31, 2024, total SAFEs outstanding amounted to $2,120,930 (as restated).

Accordingly, total SAFEs subject to conversion during 2025 amounted to $9,057,226. Upon the occurrence of a qualifying financing event during the year, all outstanding SAFEs were converted into shares of the Company's preferred stock in accordance with their respective terms. As a result, there were no SAFEs outstanding as of December 31, 2025.

Stock-Based Compensation

The Company's Board of Directors adopted a stock option and purchase plan (the Plan) during 2023 and options granted under the Plan may be incentive stock options or non-statutory stock options. The Plan continues in effect for a term of 10 years unless terminated at an earlier date according to the Plan's provisions. The maximum aggregate number of shares that may be issued under the Plan is 4,960,002 shares, of which a maximum of 4,960,002 shares can be issued under the Plan pursuant to incentive stock options. The shares issued under the plan may be authorized, but unissued, or reacquired shares and the term of each option cannot exceed 10 years from the date of the grant.

As of December 31, 2025, the total number of Incentive Stock Options granted under this plan was 4,311,164.

As of December 31, 2025:

		Weighted
		Average
	Options	Calculated Value
Nonvested options
Total nonvested options outstanding, beginning of year	225,572	$0.03
Granted	4,003,004	$0.03
Vested	(2,515,027)	$0.03
Expired	-	$-
Total nonvested options outstanding, end of year	1,713,549	$0.03
Options exercisable, end of year	2,597,615	$0.03

Qnetic Corporation
Notes to Consolidated Financial Statements
December 31, 2025 and 2024
(Audited)

As of December 31, 2024:

		Weighted
		Average
	Options	Calculated Value
Nonvested options
Total nonvested options outstanding, beginning of year	283,160	$0.03
Granted	25,000	$0.03
Vested	(82,588)	$0.03
Expired	-	$-
Total nonvested options outstanding, end of year	225,572	$0.03
Options exercisable, end of year	82,588	$0.03

The weighted-average  assumptions in the Black-Scholes option-pricing models used to determine the fair value of stock options granted were as follows:

Exercise price	$0.03
Fair value share price	$0.03
Volatility	80%
Term	5 years
Dividend rate	0%
Risk-free rate	4.23%

The Company accounts for stock-based compensation in accordance with ASC 718, Compensation-Stock Compensation. Stock-based compensation expense is measured at the grant date based on the fair value of the award and is recognized as expense over the requisite service period, generally corresponding to the vesting period.

The fair value of stock option awards is estimated on the grant date using the Black-Scholes option pricing model, which requires the use of subjective assumptions, including the fair value of the underlying common stock, expected term, expected volatility, risk-free interest rate, and expected dividend yield. These assumptions represent management's best estimates and involve inherent uncertainties.

The Company recognizes compensation expense on a straight-line basis over the vesting period and accounts for forfeitures as they occur.

Stock-based compensation expense recognized for the years ended December 31, 2025 and 2024 amounted to $50,814 and $0, respectively. The 2025 expense includes $467 attributable to 2024 that was not previously recorded as management determined it to be immaterial in the prior year, and $50,347 related to 2025 grants and vesting.

NOTE 6 - PRIOR PERIOD ADJUSTMENT

During the year ended December 31, 2025, the Company identified a Simple Agreement for Future Equity (SAFE) with a stated value of $100,000 that was issued in 2023 for noncash consideration and had not been recorded in the Company's previously issued financial statements. The omission resulted in an understatement of SAFE notes of $100,000 and a corresponding overstatement of retained earnings as of December 31, 2024 and 2023.

Qnetic Corporation
Notes to Consolidated Financial Statements
December 31, 2025 and 2024
(Audited)

In accordance with U.S. GAAP, the Company recorded a prior period adjustment to correct this error. The adjustment resulted in an increase to SAFE notes of $100,000 and a corresponding decrease to retained earnings of $100,000 as of January 1, 2024, as presented in the statement of stockholders' equity. The comparative financial statements have been adjusted to reflect the correction of this error.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

The Company may be subject to pending legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Company does not anticipate that the final outcome, if any, arising out of any such matter will have a material adverse effect on its business, financial condition or results of operations. As of December 31, 2025 and 2024, the Company has not reported any lawsuit or known plans of litigation by or against the Company.

NOTE 8 - GOING CONCERN AND MANAGEMENT PLANS

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

Since inception, the Company has incurred recurring losses from operations and negative cash flows from operating activities. For the year ended December 31, 2025, the Company reported a net loss of $3,793,103 and net cash used in operating activities of $3,199,766. As of December 31, 2025, the Company had an accumulated deficit of $6,134,362.

The Company's ability to continue as a going concern is dependent upon its ability to generate revenues and/or obtain additional financing sufficient to meet its obligations and sustain operations. Management plans to support operations through additional capital raises, including crowdfunding and potential venture capital financing, as well as advancing the development and commercialization of its products.

There can be no assurance that these plans will be successfully implemented or that sufficient financing will be available on acceptable terms, if at all. Accordingly, these conditions raise substantial doubt about the Company's ability to continue as a going concern for a period of one year from the date the consolidated financial statements are available to be issued.

The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 9 - SUBSEQUENT EVENTS

Lease with Metro Industrial

The Company entered into a commercial lease agreement on October 20, 2025 for an industrial facility with a contractual term of approximately 63 months. The lease includes an initial rent-free period of two months and an option to extend the lease term for an additional five years, subject to certain conditions.

Qnetic Corporation
Notes to Consolidated Financial Statements
December 31, 2025 and 2024
(Audited)

The lease did not commence as of December 31, 2025, as the Company had not yet obtained possession of the premises and was awaiting completion of renovations by the lessor. The lease commenced in April 2026. Accordingly, no right-of-use asset or lease liability related to this arrangement was recognized in the accompanying consolidated financial statements as of December 31, 2025. The Company will recognize the related right-of-use asset and lease liability upon lease commencement in 2026.

Management's Date of Evaluation

Management has evaluated subsequent events through April 27, 2026, the date the consolidated financial statements were available to be issued. Based on this evaluation, no other material events were identified which require adjustment or disclosure in the consolidated financial statements.

PART III

INDEX TO EXHIBITS

The documents listed in the Exhibit Index of this report are incorporated by reference or are filed with this report, in each case as indicated below.

Exhibit No.	Description
2.1	Fourth Amended and Restated Certificate of Incorporation of Qnetic Corporation, filed with the Delaware Secretary of State on September 29, 2026#
2.2	Bylaws of Qnetic Corporation*#
3.1	Series Seed-1 Preferred Stock Purchase Agreement, dated October 23, 2025#
4.1	Form of Subscription Agreement (Regulation A+ Offering)#
6.1	Qnetic Corporation 2023 Stock Incentive Plan#
6.2	Form of PRC Option Agreement#
6.3	Form of Option Agreement#
6.4	Employment Agreement with Michael Pratt, dated February 8, 2022#
6.5	Employment Agreement with Michael Pratt, dated August 26, 2026#
6.6	Employment Agreement with Loïc Bastard, dated February 1, 2022#
6.7	Employment Agreement with Loïc Bastard, dated August 26, 2026#
6.8	Employment Agreement with Malcolm Mathews, dated September 1, 2023#
6.9	Employment Agreement with Malcolm Mathews, effective March 1, 2026#
6.10	Employment Agreement with Hugh McDermott, dated January 2, 2026#
6.11	Agreement with DealMaker and Affiliates#
6.12	Lease Agreement for Sacramento, California facility#
6.13	Lease Agreement for Shanghai, China office#
11.1	Consent of Independent Registered Public Accounting Firm (Auditor's Consent)#
12.1	Opinion of Hess Legal Counsel regarding the legality of the securities offered#

#	Filed herewith.

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Circular to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on September 30, 2026.

QNETIC CORPORATION

By:	/s/ Michael Pratt
Name:	Michael Pratt
Title:	CEO
Date:	September 30, 2026

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Michael Pratt
Name:	Michael Pratt
Title:	CEO and Director
Date:	September 30, 2026

By:	/s/ Loïc Bastard
Name:	Loïc Bastard
Title:	Chief Technology Officer and Director
Date:	September 30, 2026

By:	/s/ Malcolm Mathews
Name:	Malcolm Mathews
Title:	Chief Operating Officer, Principal Financial Officer, Principal Accounting Officer and Director
Date:	September 30, 2026

By:	/s/ Mohammed Abdulaziz A. Al Tuwaijri
Name:	Mohammed Abdulaziz A. Al Tuwaijri
Title:	Director
Date:	September 30, 2026

III-2